As filed with the Securities and Exchange Commission on May 7, 2002


                                               Registration No. 333-__________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

               Exact name of issuer as specified in its charter:


                             HEWLETT-PACKARD COMPANY


     State or other jurisdiction of                      I.R.S. Employer
     incorporation or organization:                    Identification No.:
                Delaware                                    94-1081436

                    Address of principal executive offices:
                3000 Hanover Street, Palo Alto, California 94304

                            Full title of the plans:

               COMPAQ COMPUTER CORPORATION 401(k) INVESTMENT PLAN
                COMPAQ COMPUTER CORPORATION DEFERRED COMPENSATION
                          AND SUPPLEMENTAL SAVINGS PLAN

                     Name and address of agent for service:

                                 ANN O. BASKINS
              Senior Vice President, General Counsel and Secretary
                3000 Hanover Street, Palo Alto, California 94304

  Telephone Number, including area code, of agent for service: (650) 857-1501

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                       Proposed Maximum      Proposed Maximum
   Title of Securities to be        Amount to be      Offering Price Per    Aggregate Offering         Amount of
          Registered                 Registered             Share                 Price             Registration Fee
------------------------------- ------------------- --------------------- ---------------------- ---------------------
Common Stock, $.01 par            9,500,000 shares(3)      $16.66(4)        $158,270,000(4)         $14,560.84(4)
value, (2) to be issued under
the Compaq Computer Corporation
401(k) Investment Plan(1)
------------------------------- ------------------- --------------------- ---------------------- ---------------------
Common Stock, (2) $.01 par           65,000 shares(3)      $16.66(4)          $1,082,900(4)             $99.63(4)
value, to be issued under the
Compaq Computer Corporation
Deferred Compensation and
Supplemental Savings Plan
------------------------------- ------------------- --------------------- ---------------------- ---------------------
Deferred Compensation           $25,000,000                     100%          $25,000,000             $2,300
Obligations to be issued
under the Compaq Computer
Corporation Deferred
Compensation and Supplemental
Savings Plan(5)
------------------------------- ------------------- --------------------- ---------------------- ---------------------
======================================================================================================================

Total                                                                                                     $0.00(6)
----------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Compaq Computer Corporation 401(k) Investment Plan (the "401(k) Plan").

(2) Each share of common stock includes a right to purchase one one-thousandth of a share of Series A Participating Preferred Stock.

(3) Plus such indeterminable number of additional shares as may be issued under the 401(k) Plan and the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plans (the "Deferred Compensation Plan") (collectively, the "Plans")by reason of a stock split, stock dividend or similar capital adjustment that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of $16.66 per share, the average of the high and low prices of the Registrant's Common Stock on May 1, 2002, as reported on the New York Stock Exchange.

(5) The obligations under the Deferred Compensation Plan are unsecured obligations of Compaq Computer Corporation ("Compaq") to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan.

(6) The total filing fee for common stock registered herein of $16,960.47 is offset pursuant to Rule 457(p) of the Securities Act by filing fees totaling $16,960.47 previously paid with respect to unsold shares registered pursuant to Registration Statements on Form S-8 filed by Compaq on May 17, 2001 ($85,465) for the Compaq Computer Corporation 2001 Stock Option Plan (Commission File No. 333-61176).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which were filed by Hewlett-Packard Company ("HP") and the 401(k) Plan with the Securities and Exchange Commission (the "Commission"), and any future filings made by HP and the 401(k) Plan with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof form the date of filing of such documents:

        * Annual report on Form 10-K for the fiscal year ended October 31, 2001, filed with the Commission on January 29, 2002 as amended on Form 10-K/A filed with the Commission on January 30, 2002;

        * Quarterly report on Form 10-Q for the quarter ended January 31, 2002, filed with the Commission on March 12, 2002;

        * Current report on Form 8-K, dated November 5, 2001, filed with the Commission on November 6, 2001;

        * Current report on Form 8-K, dated November 14, 2001, filed with the Commission on November 14, 2001;

        * Current report on Form 8-K, dated November 15, 2001, filed with the Commission on November 16, 2001;

        * Current report on Form 8-K, dated November 29, 2001, filed with the Commission on November 30, 2001 (modified by Current report on Form 8-K, dated February 14, 2002, filed with the Commission on February 14, 2002);

        * Current report on Form 8-K, dated December 7, 2001, filed with the Commission on December 7, 2001;

        * Current report on Form 8-K, dated February 13, 2002, filed with the Commission on February 14, 2002;

        * Current report on Form 8-K, dated February 14, 2002, filed with the Commission on February 14, 2002;

        * Current report on Form 8-K, dated February 27, 2002, filed with the Commission on February 27, 2002;

        * Current report on Form 8-K, dated March 14, 2002, filed with the Commission on March 15, 2002;

        * Current report on Form 8-K, dated March 28, 2002, filed with the Commission on March 29, 2002;

        * Current report on Form 8-K, dated April 1, 2002, filed with the Commission on April 3, 2002;

        * Current report on Form 8-K, dated April 12, 2002, filed with the Commission on April 15, 2002;

        * Current report on Form 8-K, dated April 17, 2002, filed with the Commission on April 18, 2002;

        * Current report on Form 8-K, dated May 1, 2002, filed with the Commission on May 2, 2002;

        * Current report on Form 8-K, dated May 3, 2002, filed with the Commission on May 7, 2002;

        * The description of HP's common stock contained in our registration statement on Form 8-A, filed with the Commission on or about November 6, 1957 and any amendment or report filed with the Commission for the purposes of updating such description;

        * The description of HP's preferred share purchase rights contained in our registration statement on Form 8-A, filed with the Commission on September 4, 2001 and any amendment or report filed with the Commission for the purpose of updating such description; and

        * Compaq's Annual report on Form 11-K for the 401(k) Plan for the fiscal year ended December 31, 2000, filed with the Commission on June 28, 2001.

Item 4.  Description of Securities.

         The securities being registered pursuant to the Deferred Compensation Plan represent obligations (the "Obligations") of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan, which is filed as Exhibit 4.2 to this Registration Statement.

         The Obligations are general unsecured obligations of the Registrant to pay deferred compensation in the future according to the Deferred Compensation Plan from a trust established by the Registrant and then from the general assets of the Registrant, and rank equally with other unsecured and unsubordinated indebtedness of the Registrant.

         The amount of compensation to be deferred by each participant is determined in accordance with the Plan based on elections by the participant. eligible employees may defer up to 50% of base salary, and up to 100% of bonus awards and profits sharing, if eligible. Each participant's account also may be credited with a matching contribution each plan year. Amounts credited to a participant's account are credited with deemed investment returns equal to the experience of selected investment funds offered under the Deferred Compensation Plan and elected by the participant. The Obligations are generally payable upon a date or dates selected by the participant in accordance with the terms of the Deferred Compensation Plan, subject to exceptions for in-service withdrawals and certain terminations of employment. The Obligations generally are payable in the form of a lump-sum distribution or in installments, at the election of the participant made in accordance with the terms of the Deferred Compensation Plan.

         Participants or beneficiaries generally may not sell, transfer, anticipate, assign, hypothecate or otherwise dispose of any right or interest in the Deferred Compensation Plan. A participant may designate one or more beneficiaries to receive any portion of Obligations payable in the event of death. The Registrant reserves the right to amend or terminate the Deferred Compensation Plan at any time and for any reason.

         At the discretion of the Registrant, the Obligations that are deemed to be invested in common stock of the Registrant may be paid in common stock of the Registrant. Funds in an amount equal to employee deferrals, matching contributions and earnings have been deposited in a grantor trust. The funds held in the trust are to be used to satisfy obligations of the Registrant under the Deferred Compensation Plan. Although the funds are available to creditors of the Registrant, they are not available for general corporate purposes.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         Our certificate of incorporation contains a provision eliminating the personal liability of our directors to HP or its shareowners for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

         Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also provide:

                (i) that we may expand the scope of the indemnification by individual contracts with our directors and officers, and

                (ii) that we shall not be required to indemnify any director or officer unless the indemnification is required by law, if the proceeding in which indemnification is sought was brought by a director or officer, it was authorized in advance by our board of directors, the indemnification is provided by us, in our sole discretion pursuant to powers vested in us under the Delaware law, or the indemnification is required by individual contract.

         In addition, our bylaws give us the power to indemnify our employees and agents to the fullest extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4.1      Compaq Computer Corporation 401(k) Investment Plan.

4.2 Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan.

5.1 Undertaking re: Status of Favorable Determination Letter Covering the Compaq Computer Corporation 401(k) Investment Plan.

5.2      Opinion of legality.

23.1 Consent of Counsel. Contained with the opinion filed as Exhibit 5.2 hereto and incorporated herein by reference.

23.2     Consent of Ernst & Young LLP, Independent Auditors.

23.3     Consent of Ernst & Young LLP, Independent Auditors.

23.4     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.5     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24 Power of attorney. Contained in the signature pages (pages II-4 to II-5) of this Form S-8 Registration Statement and incorporated herein by reference.

Item 9.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     i. To include any prospectus required by section 10(a)(3) of the Securities Act;

                    ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

                2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


THE REGISTRANT

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, state of California, on this 7th day of May, 2002.


                             HEWLETT-PACKARD COMPANY


                                       /s/ Charles N. Charnas
                                       ------------------------
                                       Charles N. Charnas
                                          Assistant Secretary



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Ann O. Baskins and Charles N. Charnas, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to shares of common stock of HP and an indeterminate number of plan interests issuable under the 401(k) Plan and shares of common stock of HP issuable under the Compensation Plan and deferred compensation Obligations payable, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, on May 7, 2002 this Registration Statement and any Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title
---------                            -----

/s/ Carleton S. Fiorina    Chairman and Chief Executive Officer
-----------------------        (Principal Executive Officer)
Carleton S. Fiorina


/s/ Robert P. Wayman         Executive Vice President,
-----------------------    Finance and Administration and
Robert P. Wayman             Chief Financial Officer
                           (Principal Financial Officer)


/s/ Jon E. Flaxman          Vice President and Controller
-----------------------    (Principal Accounting Officer)
Jon E. Flaxman


-----------------------               Director
Lawrence T. Babbio, Jr.


/s/ Michael D. Capellas
-----------------------               Director
Michael D. Capellas


                                      II-4



/s/ Philip M. Condit
-----------------------               Director
Philip M. Condit


/s/ Patricia C. Dunn
-----------------------               Director
Patricia C. Dunn


/s/ Sam Ginn
-----------------------               Director
Sam Ginn


/s/ Richard A. Hackborn
-----------------------               Director
Richard A. Hackborn


/s/ Dr. George A. Keyworth, II
------------------------------        Director
Dr. George A. Keyworth, II


-----------------------               Director
Robert E. Knowling Jr.


/s/ Sanford M. Litvack
-----------------------               Director
Sanford M. Litvack


/s/ Thomas J. Perkins
----------------------                Director
Thomas J. Perkins


/s/ Lucille S. Salhany
----------------------                Director
Lucille S. Salhany

THE PLAN

            Pursuant to the requirements of the Securities Act, the Registrant, as the administrator of the 401(k) Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 7th day of May, 2002.


                                       COMPAQ COMPUTER CORPORATION
                                       401(k) INVESTMENT PLAN

Signature                            Title
---------                            -----


/s/ Caroline Atherton    Member of the Retirement Plan
---------------------      Administrative Committee
Caroline Atherton

/s/ Linda S. Auwers      Member of the Retirement Plan
--------------------       Administrative Committee
Linda S. Auwers

/s/ Ben Wells            Member of the Retirement Plan
--------------------       Administrative Committee
Ben Wells

                                  EXHIBIT INDEX



Exhibit No.

4.1     Compaq Computer Corporation 401(k) Investment Plan.

4.2 Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan.

5.1 Undertaking re: Status of Favorable Determination Letter Covering the Compaq Computer Corporation 401(k) Investment Plan.

5.2     Opinion of legality.

23.1 Consent of Counsel. Contained with the opinion filed as Exhibit 5.2 hereto and incorporated herein by reference.

23.2    Consent of Ernst & Young LLP, Independent Auditors.

23.3    Consent of Ernst & Young LLP Independent Auditors.

23.4    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.5    Consent of PricewaterhouseCoopers LLP Independent Accountants.

24 Power of attorney. Contained in the signature pages (pages II-4 to II-5) of this Form S-8 Registration Statement and incorporated herein by reference.

                                                                    EXHIBIT 4.1

               COMPAQ COMPUTER CORPORATION 401(K) INVESTMENT PLAN

                                   WITNESSETH:

         WHEREAS, Compaq Computer Corporation, hereinafter referred to as "Compaq" has heretofore adopted effective as of April 1, 1985, the Compaq Computer Corporation Savings Plus Plan, which name was changed, effective as of January 1, 1986, to the Compaq Computer Corporation Investment Plan, hereinafter referred to as the "Prior Plan," for the benefit of its employees; and

         WHEREAS, the Prior Plan was amended and restated, effective July 1, 1988, was amended and restated effective January 1, 1989, was amended and restated effective January 1, 1994, and was amended and restated effective January 1, 1999, including changing the name of the Prior Plan to the Compaq Computer Corporation 401(k) Investment Plan, hereinafter referred to as the "Plan;" and

         WHEREAS, the Company desires to amend the Plan to comply with GUST; and

         WHEREAS, the Company desires to amend the Plan to reflect certain provisions of the EGTRRA. Any such amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of these amendments.

         NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 2001, except as otherwise indicated herein and except with respect to EGTRRA amendments which shall be effective January 1, 2002:

                    ARTICLE I - Definitions and Construction
                    ----------------------------------------

        1.1. DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

         (1) ACCOUNT(S). A Member's Cash or Deferred Account, Employer Contribution Account, and/or Rollover Contribution Account, including the amounts credited thereto.

         (2) ACT. The Employee Retirement Income Security Act of 1974, as amended.

         (3) BENEFICIARY. The individual entitled to receive payment of the benefit of a deceased Member in accordance with Section 9.2.

         (4) BENEFIT COMMENCEMENT DATE. With respect to each Member or Beneficiary, the date such Member or Beneficiary's benefit is paid to him from the Trust Fund in accordance with Section 10.1.

         (5) CASH OR DEFERRED ACCOUNT. An individual account for each Member, which is credited with the Cash or Deferred Contributions made by the Employer on such Member's behalf and the Employer Safe Harbor Contributions, if any, made on such Member's behalf pursuant to Section 3.3 to satisfy the restrictions set forth in Section 3.1 (e) and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

         (6) CASH OR DEFERRED CONTRIBUTIONS. Contributions made to the Plan by the Employer on a Member's behalf in accordance with the Member's elections to defer Compensation under the Plan's qualified cash or deferred arrangement as described in Section 3.1.

         (7) CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if:

                     (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than Compaq, any trustee or other fiduciary holding securities under any Compaq Compaq employee benefit plan, or any entity owned, directly or indirectly, by stockholders in substantially the same proportions as their ownership of Compaq voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of Compaq securities representing 30% or more of the combined voting power of Compaq's then outstanding securities;

                    (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with Compaq to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by Compaq's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

                   (iii) there is consummated a merger or consolidation of Compaq with any other corporation, other than a merger or consolidation that results in Compaq voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of voting securities of Compaq or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Compaq (or similar transaction) in which no person acquires more than 30% of the combined voting power of Compaq's then outstanding securities shall not constitute a Change in Control; or (iv) Compaq stockholders approve a plan of complete liquidation of Compaq or an agreement for the sale or disposition by Compaq of all or substantially all of Compaq's assets. If any of the events enumerated in clauses
(i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

         (8)   CODE.  The Internal Revenue Code of 1986, as amended.

         (9) COMMITTEE. The Retirement Plan Administrative Committee as described in Article XIII.

        (10)   COMPAQ.  Compaq Computer Corporation, and any successor thereto.

        (11) COMPAQ STOCK. The common stock of Compaq Computer Corporation and any other stock into which such common stock may hereafter be changed whether directly as a result of a single change or indirectly as a result of more than one change.

        (12) COMPENSATION. Except as specifically provided for in Appendix B or elsewhere in the Plan, the total of all wages, salaries, fees for professional service and other amounts received in cash or in kind by a Member for services actually rendered or labor performed for the Employer while a Member to the extent such amounts are includable in gross income, subject to the following adjustments and limitations.

               (a)   The following shall be excluded:

                     (i) Overtime pay, profit sharing payments, bonuses, shift differential, and incentive or other supplemental pay; provided, however, that neither "overtime pay" nor "shift differential" shall include any compensation attributable to hours worked in any workweek in excess of forty paid to an Employee whose regularly scheduled work weeks vary in a cycle, but (a) only to the extent that such compensation is attributable to hours that are regularly scheduled in such a workweek for such Employee and (b) in the case of an Employee whose regularly scheduled hours in a cycle exceed forty multiplied by the number of weeks in such cycle, only to the extent that the exclusion of such compensation from "overtime pay" or "shift differential" will not cause such Employee's Compensation, when calculated without compensation attributable to hours worked in a workweek over the regularly scheduled number of hours but not in excess of forty, to be an amount greater than if such Employee worked a regularly scheduled forty hours in each workweek in such cycle;

                    (ii)   Reimbursements and other expense allowances;

                   (iii)   Cash and noncash fringe benefits;

                    (iv)   Moving expenses;

                     (v) Employer contributions to or payments from this or any other deferred compensation program, whether such program is qualified under section 401(a) of the Code or nonqualified;

                    (vi)   Welfare benefits;

                   (vii) Amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code;

                  (viii)   Amounts realized at the time property described in
section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture;

                    (ix) Amounts realized as a result of an election described in section 83(b) of the Code;

                     (x) Any amount realized as a result of a disqualifying disposition within the meaning of section 421(a) of the Code; and

                    (xi) Any other amounts that receive special tax benefits under the Code but are not hereinafter included.

               (b) Elective contributions made on a Member's behalf by the Employer that are not includable in income under section 125, section 132(f), section 402(e)(3), section 402(h), or section 403(b) of the Code shall be included;

               (c) The Compensation of any Member taken into account for purposes of the Plan shall be limited to $170,000 for any Plan Year with such limitation to be:

                     (i)   Adjusted automatically to reflect any amendments to
section 401(a)(17) of the Code (including, without limitation, the amendment made by EGTRRA) and any cost-of-living increases authorized by section 401(a)(17) of the Code; and (ii) Prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

        (13) CONTROLLED ENTITY. Each corporation that is a member of a controlled group of corporations, within the meaning of section 1563(a) (determined without regard to sections 1563(a)(4) and 1563(e)(3)(C)) of the Code, of which the Employer is a member, each trade or business (whether or not incorporated) with which the Employer is under common control, and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Employer is a member.

        (14) DIRECT ROLLOVER. A payment by the Plan to an Eligible Retirement Plan designated by a Distributee pursuant to Section 10.5.

        (15)   DIRECTORS.  The Board of Directors of Compaq.

        (16) DISTRIBUTEE. Each (A) Member entitled to an Eligible Rollover Distribution, (B) Member's surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Member who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

        (17) EARLY RETIREMENT DATE. The date prior to a Member's Normal Retirement Date upon which such Member terminates service after attaining age fifty-five.

        (18) EGTRRA. The Economic Growth and Tax Relief Reconciliation Act and any rulings, guidance, and regulations promulgated thereunder.

        (19) ELIGIBLE EMPLOYEE. Each Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan,
(B) except for any employee who resides in Puerto Rico, a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States, and (C) an employee of a Controlled Entity that is not a participating employer pursuant to Article XVIII hereunder. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor, contingent worker, consultant, temporary employee, "leased employee" (or other similar category) whether or not such a person is a Leased Employee, or student shall be eligible to become a Member in the Plan. It is expressly intended that such individuals are excluded from Plan participation for any period of time during which they are so designated even if that designation, classification, or treatment is later changed for any reason (including, without limitation, a determination by a court or administrative agency that such individuals are common law employees). (20) Eligible Retirement Plan. (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions and applicable law may accept such Distributee's Eligible Rollover Distribution, and
(B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code. With respect to distributions made after December 31, 2001, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

       (21) ELIGIBLE ROLLOVER DISTRIBUTION. With respect to a Distributee, any distribution of all or any portion of the Accounts of a Member other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (D) a loan treated as a distribution under section 72(p) of the Code and not excepted by section 72(p)(2), (E) a loan in default that is a deemed distribution, (F) any corrective distribution provided in Sections 3.7 and 4.6(b), and (G) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability. A distribution pursuant to Section 11.1(d) from the Cash or Deferred Account of a Member who has not attained age 59 1/2 shall not constitute an Eligible Rollover Distribution. With respect to distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

       (22) EMPLOYEE. Each (A) individual employed by the Employer and (B) individual employed by a Controlled Entity.

       (23) EMPLOYER. Compaq and each entity that has been designated to participate in the Plan pursuant to the provisions of Article XVIII.

       (24) EMPLOYER CONTRIBUTION ACCOUNT. An individual account for each Member, which is credited with the sum of (A) the Employer Matching Contributions made on such Member's behalf, and (B) the Employer Safe Harbor Contributions, if any, made on such Member's behalf pursuant to Section 3.3 to satisfy the restrictions set forth in Section 3.4 and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

        (25) EMPLOYER CONTRIBUTIONS. The total of Employer Matching Contributions and Employer Safe Harbor Contributions.

        (26) EMPLOYER MATCHING CONTRIBUTIONS. Contributions made to the Plan by the Employer pursuant to Section 3.2.

        (27) EMPLOYER SAFE HARBOR CONTRIBUTIONS. Contributions made to the Plan by the Employer pursuant to Section 3.3.

        (28) EMPLOYMENT COMMENCEMENT DATE. The date on which an Employee first performs an Hour of Service.

        (29) HIGHLY COMPENSATED EMPLOYEE. Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the "Determination Year") and who:

               (a) Is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the "Look-Back Year"); or

               (b) Receives compensation (within the meaning of section 414(q)(4) of the Code; "compensation" for purposes of this Paragraph shall mean the amount paid during the preceding Plan Year by the Employer to the Employee for services rendered (regardless of whether the individual was a Member at the time) as reportable to the Federal Government for the purposes of withholding federal income taxes increased by any amount to which section 125, section 132(f), section 402(h)(1)(B), or section 403(b) apply) in excess of $85,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year and is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(5) of the Code) ranked on the basis of compensation received during the year.

         For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer and (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a "highly compensated employee" set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.

        (30)   HOUR OF SERVICE.

               (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment by an Employer or a Controlled Entity, for the performance of duties. These hours shall be credited to the Employee for the Plan Year or Years in which the duties are performed;

               (b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or other Controlled Entity on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

              (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or other Controlled Entity. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the Plan Year or Years to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

         (1) INVESTMENT FUND. Investment funds made available from time to time for the investment of Plan assets as described in Article V.

         (2) LEASED EMPLOYEE. Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or a Controlled Entity.

         (3) LEAVE OF ABSENCE. A period during which an Employee is granted a temporary absence from active employment (with or without pay) by his Employer for a specified period of time under terms whereby such absence does not constitute a termination of such Employee's employment and, at the end of which, such Employee returns to active employment with such Employer.

         (4) MEMBER. Each Employee who (A) has met the eligibility requirements for participation in the Plan and elected to participate in the Plan pursuant to Article II or (B) has made a Rollover Contribution in accordance with Section 3.8(b), but only to the extent provided in Section 3.8(b). For purposes of Article V only, the Beneficiary of a deceased Member and any alternate payee under a qualified domestic relations order (as defined in Section 19.2) shall have the rights of a Member.

         (5) NORMAL RETIREMENT DATE. The date a Member attains the age of sixty-five.

         (6) PARTICIPATION SERVICE. The measure of service used in determining an Employee's eligibility to participate in the Plan as determined pursuant to
Section 2.2.

         (7) PERIOD OF SERVICE. Each period of an Employee's Service commencing on his Employment Commencement Date or a Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing, a period during which an Employee is absent from Service by reason of the individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence. A Period of Service shall also include any period required to be credited as a Period of Service by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law.

         (8) PERIOD OF SEVERANCE. Each period of time commencing on an Employee's Severance from Service Date and ending on a Reemployment Commencement Date.

         (9) PLAN. The Compaq Computer Corporation 401(k) Investment Plan, as amended from time to time.

        (10) PLAN YEAR. The twelve-consecutive month period commencing January 1 of each year.

        (11) REEMPLOYMENT COMMENCEMENT DATE. The first date upon which an Employee performs an Hour of Service following a Severance from Service Date.

        (12) ROLLOVER CONTRIBUTION ACCOUNT. An individual account for an Eligible Employee, which is credited with the Rollover Contributions of such Employee and which is credited with (or debited for) such Account's allocation of net income (or net loss) and changes in value of the Trust Fund.

        (13) ROLLOVER CONTRIBUTIONS. Contributions made by an Eligible Employee pursuant to Section 3.8.

        (14) SERVICE. The period of an Employee's employment with the Employer or a Controlled Entity. In no event shall Service include any period of employment with a corporation or other entity prior to the date it became a Controlled Entity or after it ceases to be a Controlled Entity except to the extent required by law or as otherwise provided in the Plan or to the extent determined by the Committee. The Committee, in its discretion, may credit individuals with Service for employment with any other entity, but only if and when such individual becomes an Eligible Employee and only if such crediting of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly-situated Eligible Employees.

        (15) SEVERANCE FROM SERVICE DATE. The earlier of (A) the first date on which an Employee terminates his Service following his Employment Commencement Date or a Reemployment Commencement Date, if applicable, or (B) the first anniversary of the first date of a period in which an Employee remains absent from Service (with or without pay) with the Employer for any reason other than resignation, retirement, discharge, or death, such as vacation, holiday, Leave of Absence, disability, or lay-off that is not classified by the Employer as a termination of Service. Notwithstanding the foregoing, the Severance from Service Date of an individual who is absent from Service by reason of the individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement shall be the second anniversary of the first date of such absence.

        (16) TRUST. The Compaq Computer Corporation Investment Trust established under the Trust Agreement(s) to hold and invest contributions made under the Plan and income thereon, and from which the Plan benefits are distributed.

        (17) TRUST AGREEMENT. The agreement(s) entered into between Compaq and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.

        (18) TRUST FUND. The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Members, together with all income, profits, and increments thereto.

        (19) TRUSTEE. The trustee or trustees qualified and acting under the Trust Agreement at any time.

        (20) VALUATION DATES. Each day that the New York Stock Exchange is open for business.

        (21) VESTED INTEREST. The percentage of a Member's Accounts which, pursuant to the Plan, is nonforfeitable.

        (22) VESTING SERVICE. The measure of service used in determining a Member's Vested Interest as determined pursuant to Section 8.4.

        1.2. NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

        1.3. HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

        1.4. CONSTRUCTION. It is intended that the Plan be qualified within the meaning of section 401(a) of the Code and that the Trust be tax exempt under section 501(a) of the Code, and all provisions herein shall be construed in accordance with such intent.

        1.5. EFFECTIVE DATE. The Plan, as amended and restated herein, is effective as of the Effective Date which shall be January 1, 2001, as to this restatement of the Plan, except (A) as otherwise indicated in specific provisions of the Plan and (B) that provisions of the Plan required to have an earlier effective date by applicable statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation and shall apply, as of such effective date, to any plan merged into this Plan.

                           ARTICLE II - PARTICIPATION
                           --------------------------

        2.1. ELIGIBILITY. Each Eligible Employee shall be eligible to become a Member coincident with such Eligible Employee's Employment Commencement Date. Notwithstanding the foregoing:

               (a) An Eligible Employee who was a Member in the Plan on the day prior to the Effective Date shall remain a Member in this restatement thereof as of the Effective Date;

               (b) An Employee who has not become a Member in the Plan because he was not an Eligible Employee shall be eligible to become a Member in the Plan upon becoming an Eligible Employee;

               (c) A Member who ceases to be an Eligible Employee but remains an Employee shall continue to be a Member but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee.

        2.2.   PARTICIPATION SERVICE.

               (a) Subject to the remaining Paragraphs of this Section, an individual shall be credited with Participation Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

               (b) Paragraph (a) above notwithstanding, if an individual terminates his Service (at a time other than during a Leave of Absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above. (c) Paragraph (a) above notwithstanding, if an individual terminates his Service during a Leave of Absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such Leave of Absence, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

               (d) In the case of an individual who terminates employment at a time when he does not have any Vested Interest in his Employer Contribution Account but who then incurs a Period of Severance which equals or exceeds the greater of (1) five years or (2) his Period of Service prior to such Period of Severance, such individual's Period of Service completed before such Period of Severance shall be disregarded in determining his Participation Service.

        2.3. ELECTION TO BECOME A MEMBER. Membership in the Plan is voluntary. Any Eligible Employee may become a Member upon the date on which he first becomes eligible pursuant to Section 2.1 by executing and filing with the Committee, within the time limits prescribed by the Committee, the forms prescribed by the Committee. Any Eligible Employee who does not become a Member upon the date on which he first becomes eligible pursuant to Section 2.1 may become a Member on any subsequent date by executing and filing with the Committee the forms prescribed by the Committee within the time limits prescribed by the Committee.

                          ARTICLE III - CONTRIBUTIONS
                          ---------------------------

        3.1.   CASH OR DEFERRED CONTRIBUTIONS.

               (a) A Member may elect to defer any integral percentage up to 19% (or such other percentage prescribed from time to time by the Committee) of his Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan. A Member's election to defer an amount of his Compensation pursuant to this Section shall be made by authorizing his Employer, in the manner prescribed by the Committee, to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The Compensation elected to be deferred by a Member pursuant to this Section shall become a part of the Employer's Cash or Deferred Contributions and shall be allocated in accordance with Section 4.2(a). Compensation for a Plan Year not so deferred by such election shall be received by such Member in cash.

               (b) A Member's deferral election shall remain in force and in effect for all periods following the effective date of such election (which shall be as soon as administratively practicable after the election is made) until modified or terminated or until such Member terminates his employment or ceases to be an Eligible Employee. A Member who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as soon as administratively practicable by communicating such new deferral election percentage to his Employer in the manner and within the time period prescribed by the Committee.

               (c) A Member may cancel his deferral election effective as soon as administratively practicable by communicating such cancellation to his Employer in the manner and within the time period prescribed by the Committee. A Member who so cancels his deferral election may resume Compensation deferrals, effective as soon as administratively practicable by communicating his new deferral election to his Employer in the manner and within the time period prescribed by the Committee.

               (d) In restriction of the Members' elections provided in Paragraphs (a), (b), and (c) above, the Cash or Deferred Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts, and arrangements of the Employer on behalf of any Member for any calendar year shall not exceed the dollar limit provided for in
Section 402(g) of the Code.

               (e) In further restriction of the Members' elections provided in Paragraphs (a), (b), and (c) above, it is specifically provided that one of the "actual deferral percentage" tests set forth in section 401(k)(3) of the Code and the Treasury regulations thereunder must be met in each Plan Year. Such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1. The Committee may elect, in accordance with applicable Treasury regulations, to treat Employer Matching Contributions to the Plan as Cash or Deferred Contributions for the purposes of meeting these requirements. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury regulation Section 1.401 (m)-2(b)) occurs during a Plan Year, such multiple use shall be corrected in accordance with the provisions of Treasury regulation Section 1.401 (m)-2(c); provided, however, that if such multiple use is not eliminated by making Employer Safe Harbor Contributions, then the "actual contribution percentages" of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of Section 3.7(c) and applicable Treasury regulations, so that there is no such multiple use.

               (f) If the Committee determines that a reduction of Compensation deferral elections made pursuant to Paragraphs (a), (b) and (c) above is necessary to insure that the restrictions set forth in Paragraph (d) or (e) above are met for any Plan Year, the Committee may reduce the elections of affected Members on a temporary and prospective basis in such manner as the Committee shall determine.

               (g) As soon as administratively practicable following the end of each payroll period, but no later than the time required by applicable law, the Employer shall contribute to the Trust, as Cash or Deferred Contributions with respect to each Member, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (f) above), by such Member during such payroll period. Such contributions, as well as the contributions made pursuant to Sections 3.2(a) and 3.3 shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412, and 417 of the Code.

        3.2.   EMPLOYER MATCHING CONTRIBUTIONS.

               (a) For each payroll period, the Employer shall contribute to the Trust, except as provided for in Appendix B, an amount that equals 100% of the Cash or Deferred Contributions that were made pursuant to Section 3.1 on behalf of each of the Members during such payroll period and that were not in excess of 6% of each such Member's Compensation for such payroll period.

               (b) In addition to the Employer Matching Contributions made pursuant to the preceding sentence, for each Plan Year the Employer shall contribute to the Trust, except as provided for in Appendix B, as Employer Matching Contributions, an amount equal to the difference, if any, between (1) 100% of the total Cash or Deferred Contributions that were made pursuant to
Section 3.1 on behalf of each of the Eligible Members during such Plan Year and that were not in excess of 6% of each such Eligible Member's total Compensation for such Plan Year and (2) the Employer Matching Contributions made pursuant to the preceding sentence for each such Eligible Member for such Plan Year. For purposes of this Paragraph and Section 4.2(e), the term "Eligible Member" shall mean each Member who was an Eligible Employee on the last day of the applicable Plan Year.

               (c) For each Plan Year, the Employer may contribute to the Trust, out of its current or accumulated earnings and profits, as an additional Employer Matching Contribution, in an amount as determined in its discretion on behalf of each of the Members who made Cash or Deferred Contributions during such Plan Year.

               (d) Employer Matching Contributions may be made in cash or Compaq Stock, as determined by and in the discretion of the Employer.

        3.3. EMPLOYER SAFE HARBOR CONTRIBUTIONS. In addition to the Employer Matching Contributions made pursuant to Section 3.2, the Employer, in its discretion, may contribute for each Plan Year a "safe harbor contribution" for such Plan Year the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 3.1(e) (with respect to certain restrictions on Cash or Deferred Contributions) and Section 3.4 (with respect to certain restrictions on Employer Matching Contributions). Amounts contributed in order to satisfy the restrictions set forth in Section 3.1(e) shall be considered "qualified matching contributions" (within the meaning of Treasury regulation
Section 1.401 (k)-1(g)(13)) for purposes of such Section, and amounts contributed in order to satisfy the restrictions set forth in Section 3.4 shall be considered Employer Matching Contributions for purposes of such Section. Any amounts contributed pursuant to this Section shall be allocated in accordance with Sections 4.2(e) and (f).

        3.4. RESTRICTIONS ON EMPLOYER MATCHING CONTRIBUTIONS. In restriction of the Employer Matching Contributions hereunder, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401(m) of the Code and the Treasury regulations thereunder must be met in each Plan Year. Such testing shall utilize the current year testing method as such term is defined in Internal Revenue Service Notice 98-1. The Committee may elect, in accordance with applicable Treasury regulations, to treat Cash or Deferred Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement.

        3.5. PAYMENTS TO TRUSTEE. Contributions under the Plan shall be paid by the Employer directly to the Trustee as soon as practicable after such contributions are made.

        3.6. RETURN OF CONTRIBUTIONS. Anything to the contrary herein notwithstanding, the Employer's contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.3. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.3.

        3.7.   DISPOSITION OF EXCESS DEFERRALS AND EXCESS CONTRIBUTIONs.

               (a) Anything to the contrary herein notwithstanding, any Cash or Deferred Contributions to the Plan for a calendar year on behalf of a Member in excess of the limitations set forth in Section 3.1 (d) and any "excess deferrals" from other plans allocated to the Plan by such Member no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code, shall be distributed to such Member not later than April 15 of the next following calendar year.

               (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Cash or Deferred Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Cash or Deferred Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(e), an excess amount shall be determined by reducing Cash or Deferred Contributions made on behalf of Highly Compensated Employees in order of their highest actual deferral percentages in accordance with section 401(k)(8)(B)(ii) of the Code and the Treasury regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(k)(8)(C) of the Code and the Treasury regulations thereunder before the end of the next following Plan Year.

               (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer Matching Contributions allocated to the Employer Contribution Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Matching Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.4, an excess amount shall be determined by reducing the Employer Matching Contributions made on behalf of Highly Compensated Employees in order of their highest contribution percentages in accordance with section 401(m)(6)(B)(ii) of the Code and Treasury regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(m)(6)(C) of the Code and the Treasury regulations thereunder (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. Employer Matching Contributions shall be forfeited pursuant to this Paragraph only if distribution of all vested Employer Matching Contributions is insufficient to meet the requirements of this Paragraph. If vested Employer Matching Contributions are distributed to a Member and nonvested Employer Matching Contributions remain credited to such Member's Accounts, such nonvested Employer Matching Contributions shall vest at the same rate as if such distribution had not been made.

               (d) In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

                     (i) First, Cash or Deferred Contributions that constitute excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section
3.2 shall be distributed;

                    (ii) Second, excess Cash or Deferred Contributions that constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section
3.2 shall be distributed, and the Employer Matching Contributions with respect to such Cash or Deferred Contributions shall be forfeited;

                   (iii) Third, excess Cash or Deferred Contributions described in Paragraph (b) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

                    (iv) Fourth, excess Cash or Deferred Contributions described in Paragraph (b) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed, and the Employer Matching Contributions with respect to such Cash or Deferred Contributions shall be forfeited; (v) Fifth, excess Employer Contributions described in Paragraph (c) above shall be distributed (or, if forfeitable, forfeited).

               (e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in accordance with the provisions of Section 4.4 through the Valuation Date next preceding the date of the distribution or forfeiture. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 2 1/2 months after the end of the Plan Year.

        3.8.   ROLLOVER CONTRIBUTIONS.

               (a) Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from individual retirement accounts or annuities or from an employees' trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code, but only if any such Rollover Contribution is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A Rollover Contribution of amounts that are "eligible rollover distributions" within the meaning of section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a "direct" Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. Ineligible rollover amounts shall be returned to the Eligible Employee within a reasonable time after a determination is made that such amounts are ineligible. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Contribution Account of the Eligible Employee for whose benefit such Rollover Contribution is being made as soon as administratively practicable following the date on which such Rollover Contribution is made. Notwithstanding anything to the contrary, eligible rollover distributions may not include after-tax contributions unless otherwise permitted by the Committee.

               (b) An Eligible Employee who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Member in the Plan in accordance with Article II, shall become a Member coincident with such Rollover Contribution; provided, however, that such Member shall not have a right to defer Compensation or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article II.

        3.9. REPEAL OF MULTIPLE USE TEST. The multiple use test described in Treasury Regulation section 1.401(m)-2 and Section 3.1 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

                    ARTICLE IV - ALLOCATIONS AND LIMITATIONS
                    ----------------------------------------

        4.1. SUSPENSE ACCOUNT. All contributions, forfeitures, and the net income (or net loss) of the Trust Fund shall be held in suspense until allocated or applied to the Accounts of the Members as provided herein.

        4.2.   ALLOCATION OF CONTRIBUTIONS.

               (a) Cash or Deferred Contributions made by the Employer on a Member's behalf for each payroll period pursuant to Section 3.1 shall be allocated to such Member's Cash or Deferred Account as soon as administratively practicable after contributions are received by the Trustee.

               (b) The Employer Matching Contributions for each payroll period pursuant to Section 3.2(a) shall be allocated as soon as administratively practicable after contributions are received by the Trustee to the Employer Contribution Accounts of the Members for whom such contributions were made.

               (c) The Employer Matching Contributions for each payroll period pursuant to Section 3.2(b) shall be allocated as soon as administratively practicable after contributions are received by the Trustee to the Employer Contributions Account of the Members for when such contributions were made.

               (d) The Employer Matching Contributions, if any, for each Plan Year pursuant to Section 3.2(c) shall be allocated to the Employer Contribution Accounts of the Members. The allocation to each such eligible Member's Employer Contribution Account shall be that portion of such Employer Matching Contributions which is in the same proportion that the Employer Matching Contributions allocated to such Eligible Member's Employer Contribution Account for such Plan Year bears to the total of all Employer Matching Contributions allocated pursuant to Paragraph (b) above to all such eligible Members' Employer Contributions Accounts for such Plan Year.

               (e) The Employer Safe Harbor Contribution, if any, made pursuant to Section 3.3 for a Plan Year in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated to the Cash or Deferred Accounts of Members who (1) received an allocation of Cash or Deferred Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "Eligible Member" for purposes of this Paragraph) as follows:

                     (i) First, to the Cash or Deferred Account of the Eligible Member who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.6 has been reached as to such Eligible Member;

                    (ii) Next to the Cash or Deferred Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.6 has been reached as to such Eligible Member;

                   (iii) Next continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.6 has been reached as to all Eligible Members.

        The remaining portion, if any, of such Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Cash or Deferred Accounts of all Members who were Eligible Employees during such Plan Year, with the allocation to each such Member's Cash or Deferred Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Member's Compensation for such Plan Year bears to the total of all such Members' Compensation for such Plan Year, subject to the limitations set forth in Section 4.6 with respect to each such Member.

               (f) The Employer Safe Harbor Contribution, if any, made pursuant to Section 3.3 for a Plan Year in order to satisfy the restrictions set forth in Section 3.4 shall be allocated to the Employer Contribution Accounts of Members who (1) received an allocation of Employer Matching Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "Eligible Member" for purposes of this Paragraph) as follows:

                     (i) First, to the Employer Contribution Account of the Eligible Member who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Member;

                    (ii) Next to the Employer Contribution Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.6 has been reached as to such Eligible Member;

                   (iii) Next in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.6 has been reached as to all Eligible Members.

         The remaining portion, if any, of such Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Employer Contribution Accounts of all Members who were Eligible Employees during such Plan Year, with the allocation to each such Member's Employer Contribution Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Member's Compensation for such Plan Year bears to the total of all such Members' Compensation for such Plan Year, subject to the limitations set forth in Section 4.6 with respect to each such Member.

               (g) If an Employer Safe Harbor Contribution is made in order to satisfy the restrictions set forth in both Section 3.1 (e) and Section 3.4 for the same Plan Year, the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.1 (e) shall be allocated pursuant to Paragraph (e) above prior to allocating the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.4 (pursuant to Paragraph (f) above). In determining the application of the limitations set forth in Section 4.6 to the allocations of Employer Safe Harbor Contributions, all Annual Additions (as such term is defined in Section 4.6) to a Member's Accounts other than Employer Safe Harbor Contributions shall be considered allocated prior to Employer Safe Harbor Contributions.

               (h) All contributions to the Plan shall be considered allocated to Members' Accounts no later than the last day of the Plan Year for which they were made, as determined pursuant to Article 3, except that, for purposes of
Section 4.4, contributions shall be considered allocated to Members' Accounts when received by the Trustee

        4.3. APPLICATION OF FORFEITURES. Any amounts that are forfeited under any provision hereof during a Plan Year shall be applied to reduce Employer Matching Contributions or Employer Safe Harbor Contributions, if any, next coming due and/or to pay expenses incident to the administration of the Plan and Trust. Prior to such application, forfeited amounts shall be invested in the Investment Fund or Funds designated from time to time by the Committee.

        4.4. VALUATION OF ACCOUNTS. All amounts contributed to the Trust Fund shall be invested as soon as administratively practicable following their receipt by the Trustee, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is invested from the time of receipt by the Trustee until the time of distribution.

        4.5. ALLOCATIONS ATTRIBUTABLE TO COMPAQ STOCK. Plan provisions to the contrary notwithstanding, the provisions of this Section shall be applicable with respect to allocations and accounting for Compaq Stock held by the Plan. All amounts that are allocated to a Member's Accounts under the Plan and are to be invested in Compaq Stock shall be used to purchase shares of Compaq Stock as soon as practicable after such allocation at such times, in such quantities, and from such sources as determined by the Trustee. Shares of Compaq Stock so purchased for a Member's Accounts shall be earmarked for the benefit of such Member. Any cash dividends received by the Trustee with respect to Compaq Stock earmarked for Members' Accounts shall be invested in additional shares of Compaq Stock, which shall be earmarked for the benefit of such Member. Any such additional Compaq Stock, plus any other Compaq Stock received as a result of a stock split or stock dividend, shall be allocated pro rata to the Members' Accounts in proportion to the respective balances of Compaq Stock credited to such Accounts as of the appropriate record date and, following an allocation of such shares to a Member's Accounts, such shares shall be earmarked for the benefit of such Member.

        4.6.   LIMITATIONS AND CORRECTIONS.

               (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

                     (i) "Annual Additions" of a Member for any Limitation Year shall mean the total of (A) the Employer Contributions, Cash or Deferred Contributions, and forfeitures, if any, allocated to such Member's Accounts for such year, (B) Member's contributions, if any, (excluding any Rollover Contributions) for such year, and (C) amounts referred to in sections 415(1)(1) and 419A(d)(2) of the Code.

                    (ii) "415 Compensation" shall mean the total of all amounts paid by the Employer to or for the benefit of a Member for services rendered or labor performed for the Employer which are required to be reported on the Member's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), subject to the following adjustments and limitations:

                            (A)   The following shall be included:

                                  (1)   Elective deferrals (as defined in
section 402(g)(3) of the Code) from compensation to be paid by the Employer to the Member;

                                  (2)   Any amount which is contributed or
deferred by the Employer at the election of the Member and which is not includable in the gross income of the Member by reason of section 125, or section 457 of the Code; and

                                  (3)   Any amounts that are not includable in
the gross income of a Member under a salary reduction agreement by reason of the application of section 132(f) of the Code.

                           (B)    The 415 Compensation of any Member taken into
account for purposes of the Plan shall be limited to $170,000 for any Plan Year with such limitation to be:

                                  (1)   Adjusted automatically to reflect any
amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code (including, without limitation, amendments made by EGTRRA); and

                                  (2)   Prorated for a Plan Year of less than
twelve months and to the extent otherwise required by applicable law.

                   (iii)   "Limitation Year" shall mean the Plan Year.

                    (iv) Except to the extent permitted under Section 3.1(h) and section 414(v) of the Code, "Maximum Annual Additions" of a Member for any Limitation Year shall mean the lesser of (A) $30,000 ($40,000 for limitation years beginning on or after January 1, 2002, with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by section 415(d) of the Code) or (B) 25% (100% for limitation years beginning on or after January 1, 2002) of such Member's 415 Compensation during such Limitation Year, except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Employer or a Controlled Entity that is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(1)(1) of the Code.

               (b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Member's Accounts for any Limitation Year exceed the Maximum Annual Additions for such Member for such year. If as a result of a reasonable error in estimating a Member's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions that would be credited to a Member's Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Member for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Member's Accounts shall be disposed of as follows:

                     (i) First, any such excess Annual Additions in the form of Cash or Deferred Contributions on behalf of such Member that would not have been considered in determining the amount of Employer Contributions allocated to such Member's Accounts pursuant to Section 4.2 shall be distributed to such Member, adjusted for income or loss allocated thereto;

                    (ii) Next, any such excess Annual Additions in the form of Cash or Deferred Contributions on behalf of such Member that would have been considered in determining the amount of Employer Contributions allocated to such Member's Accounts pursuant to Section 4.2 shall be distributed to such Member, adjusted for income or loss allocated thereto, and the Employer Contributions that would have been allocated to such Member's Accounts based upon such distributed Cash or Deferred Contributions shall, to the extent such amounts would have otherwise been allocated to such Member's Accounts, be allocated to a suspense account and shall be held there until used to reduce future Employer Matching Contributions or Employer Safe Harbor Contributions, if any, in the same manner as a forfeiture;

               (c) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will participate in allocations of the net income (or net loss) of the Trust Fund

               (d) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a "Controlled Entity" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Member's Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Member for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

               (e) In the case of a Member who also participated in a defined benefit plan of the Employer or a Controlled Entity (as defined in Paragraph (d) above), the Employer shall reduce the Annual Additions credited to the Accounts of such Member under this Plan pursuant to the provisions of Paragraph (b) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded. Further, this Paragraph shall not apply for Limitation Years beginning after December 31, 1999.

               (f) If the Committee determines that a reduction of Compensation deferral elections pursuant to Section 3.1 is necessary to insure that the limitations set forth in this Section are met for any Plan Year, the Committee may reduce the elections of affected Members on a temporary and prospective basis in such manner as the Committee shall determine.

        4.7. EQUITABLE ALLOCATIONS. If the Committee determines in making any allocation to any Account under the provisions of the Plan that the strict application of the provisions of this Article will not produce an equitable and nondiscriminatory allocation among the Accounts of the Members, it may modify any procedure specified in the Plan for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan; provided, however, that any such modification shall not reduce a Member's Vested Interest in his Accounts and shall be consistent with the provisions of section 401(a)(4) of the Code. If the Committee in good faith determines that certain expenses of administration paid by the Trustee during the Plan Year under consideration are not general, ordinary, and usual and equitably should not be borne by all Members, but should be borne only by one or more Members, for whom or because of whom such specific expenses were incurred, the Committee shall make suitable adjustments by debiting the particular Account or Accounts of such one or more Members; provided, however, that any such adjustment shall be nondiscriminatory and consistent with the provisions of section 401(a) of the Code.

                          ARTICLE V - INVESTMENT FUNDS
                          ----------------------------

        5.1.   INVESTMENT OF ACCOUNTS.

               (a) Each Member shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to each of his Accounts shall be invested from among the Investment Funds made available from time to time by the Committee. A Member may designate one of such Investment Funds for all the amounts allocated to his Accounts or he may split the investment of the amounts allocated to his Accounts among such Investment Funds in such increments as the Committee may prescribe. If a Member fails to make a designation, then his Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

               (b) A Member may change his investment designation for future contributions to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

               (c) A Member may elect to convert his investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.

        5.2. RESTRICTION ON ACQUISITION OF COMPAQ STOCK. Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase Compaq Stock or other Compaq securities during any period in which such purchase is, in the opinion of counsel for Compaq or the Committee, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Compaq Stock or other Compaq securities pursuant to an investment designation shall be invested in such other assets as the Committee may in its discretion determine, or the Trustee may hold such amounts uninvested for a reasonable period pending the purchase of such stock or securities.

        5.3.   PASS-THROUGH VOTING OF COMPAQ STOCK. To the extent permitted by section 404(a) of the Act, at each annual meeting and special meeting of the shareholders of Compaq, a Member may direct the voting of the number of whole shares of Compaq Stock attributable to his Accounts as of the Valuation Date coinciding with or, if none, next preceding the record date for such meeting. The Committee shall forward or cause to be forwarded to each such Member copies of pertinent proxy solicitation material provided by Compaq together with a request for such Member's confidential instructions as to the manner in which such shares are to be voted. The Committee shall direct the Trustee to vote such shares in accordance with such instructions and, to the extent permitted by section 404(a) of the Act, shall also direct the Trustee as to the manner in which to vote any shares of Compaq Stock at any such meeting for which the Committee has not received, or is not subject to receiving, such voting instructions.

        5.4. STOCK RIGHTS, STOCK SPLITS, AND STOCK DIVIDENDS. No Member shall have any right to request, direct, or demand that the Committee or the Trustee exercise in his behalf rights or privileges to acquire, convert, or exchange Compaq Stock or other securities. The Trustee shall exercise or sell any such rights or privileges as directed by the Committee. Compaq Stock received by the Trustee by reason of a stock split, stock dividend, or recapitalization shall be appropriately allocated to the Accounts of each affected Member.

                        ARTICLE VI - RETIREMENT BENEFITS
                        --------------------------------

        6.1. RETIREMENT BENEFITS. A Member who terminates his employment on or after his Normal Retirement Date shall be entitled to a retirement benefit, payable at the time and in the form provided in Article X, equal to the value of his Accounts on his Benefit Commencement Date. Any contribution allocable to a Member's Accounts after his Benefit Commencement Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively practicable after the date that such contribution is paid to the Trust Fund.

                       ARTICLE VII - DISABILITY BENEFITS
                       ---------------------------------

        7.1. DISABILITY BENEFITS. In the event a Member's employment is terminated, and such Member is totally and permanently disabled, as determined pursuant to Section 7.2, such Member shall be entitled to a disability benefit, payable at the time and in the form provided in Article X, equal to the value of his Accounts on his Benefit Commencement Date. Any contribution allocable to a Member's Accounts after his Benefit Commencement Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively practicable after the date that such contribution is paid to the Trust Fund.

        7.2. TOTAL AND PERMANENT DISABILITY DETERMINED. A Member shall be considered totally and permanently disabled if such Member is determined by the Committee to be totally and permanently disabled within the meaning of the Compaq Computer Corporation Long-Term Disability Program and is so certified by the Committee.

     ARTICLE VIII - AMOUNT OF BENEFITS AND DETERMINATION OF VESTED INTEREST
     ----------------------------------------------------------------------

        8.1. NO BENEFITS UNLESS HEREIN SET FORTH. Except as set forth in this Article, upon termination of employment of a Member prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death, such Member shall acquire no right to any benefit from the Plan or the Trust Fund.

        8.2. AMOUNT OF BENEFIT. Each Member whose employment is terminated prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death shall be entitled to a termination benefit, payable at the time and in the form provided in Article X, equal to his Vested Interest in the value of his Accounts on his Benefit Commencement Date. A Member's Vested Interest in any contribution allocable to his Accounts after his Benefit Commencement Date shall be distributed, if his benefit was paid in a lump sum, or used to increase his payments, if his benefit is being paid on a periodic basis, as soon as administratively practicable after the date that such contribution is paid to the Trust Fund.

        8.3.   DETERMINATION OF VESTED INTEREST.

               (a) A Member shall have a 100% Vested Interest in his Cash or Deferred Account and Rollover Contribution Account at all times.

               (b) Prior to January 1, 1999, a Member's Vested Interest in his Employer Contribution Account shall be determined as follows:

                     (i) Except as provided in Paragraph (ii) below and Paragraphs (e), (f), and (g) of this Section, a Member's Vested Interest in his Employer Contribution Account shall be determined by such Member's years of Vesting Service in accordance with the following schedule:

           YEARS OF VESTING SERVICE                VESTED INTEREST
              Less than 5 years                           0%
              5 years or more                           100%

                    (ii) Prior to a Member's completion of five years of Vesting Service, such Member's Vested Interest in his Employer Contribution Account shall be determined separately for each Plan Year's Employer Contributions allocated to such Account in accordance with the following schedule:
           YEARS OF VESTING SERVICE                VESTED INTEREST
              Less than 1 year                            0%
                        1 year                       33-1/3%
                        2 years                      66-2/3%
                        3 years or more                 100%

For purposes of this Paragraph 8.3 (b)(ii) only, (1) each Member's Employment Commencement Date or Reemployment Commencement Date, as applicable, shall be deemed to be January 1 of the Plan Year in which an Employer Contribution is made and (2) each Member shall be credited with a year of Vesting Service for each Plan Year in which such Member is an Eligible Employee on the last day of the Plan Year and shall be credited with no Vesting Service for any Plan Year in which such Member is not an Eligible Employee on the last day of the Plan Year; provided, however, that the provisions of this Paragraph shall apply only to the extent that application of such provisions produces a greater Vested Interest of a Member with respect to such Member's allocation of Employer Contributions for a Plan Year than produced under the terms of the Plan without regard to this Paragraph.

               (c) From and after January 1, 1999, except as provided for in Appendix B, if a Member has completed at least three years of Vesting Service as of December 31, 1998, a Member's Vested Interest in his Employer Contribution Account shall be determined in accordance with Section 8.3(b) above.

               (d) From and after January 1, 1999, except as provided for in Appendix B, if a Member has completed less than three years of Vesting Service as of December 31, 1998, his Vested Interest in his Employer Contribution Account shall be determined as follows:

                     (i) Such Member's Vested Interest in amounts contributed as of December 31, 1998 (including earnings and losses thereto) to his Employer Contribution Account shall be determined in accordance with the provisions set forth in 8.3(b) above.

                    (ii) Such Member's Vested Interest in amounts contributed from and after January 1, 1999 (including earnings and losses thereto) to his Employer Contribution Account shall be determined by such Member's years of Vesting Service in accordance with the following schedule:

           YEARS OF VESTING SERVICE                VESTED INTEREST
              Less than 1 year                            0%
                        1 year                           20%
                        2 years                          40%
                        3 years                          60%
                        4 years                          80%
                        5 years or more                 100%

               (e) Paragraphs (a), (b), (c), and (d) above notwithstanding, with respect to any Member who was a participant in the Plan on the day prior to the Effective Date, in no event shall such Member's Vested Interest in his Employer Contribution Account after the Effective Date be less than such Vested Interest would have been had the Plan provisions prior to such date been in effect.

               (f) Paragraphs (a), (b), (c), and (d) above notwithstanding, a Member shall have a 100% Vested Interest in his Employer Contribution Account upon (1) attainment of his Early Retirement Date or Normal Retirement Date, (2) termination of employment due to the determination of the total and permanent disability of such Member as provided in Section 7.2, (3) termination of employment due to the death of such Member, and (4) an event described in and as provided in Section 17.2.

               (g) Effective as of June 11, 1998, Paragraphs (a), (b), (c), and (d) above notwithstanding, if a Member shall cease to be employed by reason of a reduction in force, as hereinafter described, such Member shall then have a 100% Vested Interest in his Employer Contribution Account. The employment of a Member shall be considered as having been terminated because of a "reduction of force" if such Member's employment with Compaq or a Controlled Entity was or is terminated on or after June 11,1998 and before December 31, 2002, and such termination was or is solely and directly the result of a work force reduction or reorganization or re-engineering of the workforce and for reasons other than "cause." For purposes of this Section 8.3, "cause" shall mean a termination of a Member's employment with Compaq by reason of such Member's (i) conviction of felony, (ii) conviction of a misdemeanor involving moral turpitude, (iii) engagement in conduct that is injurious (monetarily or otherwise) to Compaq or any Controlled Entity (including, without limitation, misuse of Compaq's or Controlled Entity's funds or other property), (iv) engagement in business activities that are in conflict with the business interests of Compaq, (v) insubordination, (vi) engagement in conduct that is in violation of Compaq's safety rules or standards or which otherwise may cause or causes injury to another employee or any other person, (vii) breach of an agreement with Compaq,
(viii) substandard performance of duties, (ix) engagement in conduct that is in violation of Compaq's Code of Conduct or other corporate policies, or (x) engagement in conduct that violates any other policy, rule, or standard of Compaq.

               (h) Notwithstanding the foregoing, all Members, and former Members who have terminated their Service, and who have an Account(s) in the Plan on the date that a Change in Control occurs due to the consummation of the transaction contemplated by the Agreement and Plan of Reorganization dated September 4, 2001, by and among Hewlett-Packard Company, Heloise Merger Corporation and Compaq Computer Corporation shall be fully vested in their Account(s).

        8.4.   VESTING SERVICE.

               (a) For the period preceding the Effective Date, subject to the provisions of Paragraphs (c) and (d) below, an Employee shall be credited with Vesting Service in an amount equal to all service credited to him for vesting purposes under the Plan as it existed on the day prior to the Effective Date.

               (b) On and after the Effective Date, subject to the remaining Paragraphs of this Section, an Employee shall be credited with Vesting Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

               (c) Paragraph (b) above notwithstanding, if an Employee terminates his Service (at a time other than during a Leave of Absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (b) above.

               (d) Paragraph (b) above notwithstanding, if an Employee terminates his Service during a Leave of Absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such Leave of Absence, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (b) above.

               (e) In the case of a Member who incurs a Period of Severance of five consecutive years, such Member's years of Vesting Service completed after such Period of Severance shall be disregarded in determining such Member's Vested Interest in any Plan benefits derived from Employer Contributions on his behalf prior to such Period of Severance.

               (f) In the case of an individual who terminates employment at a time when he does not have any Vested Interest in his Employer Contribution Account and who then incurs a Period of Severance that equals or exceeds five years, such individual's Period of Service completed before such Period of Severance shall be disregarded in determining his years of Vesting Service.

        8.5.   FORFEITURES.

               (a) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account that is less than 100% and either is not entitled to a distribution from the Plan or receives a distribution from the Plan of the balance of his Vested Interest in his Accounts in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, the forfeitable amount credited to the terminated Member's Employer Contribution Account as of the Valuation Date next preceding his Benefit Commencement Date shall become a forfeiture as of his Benefit Commencement Date (or as of his date of termination of employment if no amount is payable from the Trust Fund on behalf of such Member with such Member being considered to have received a distribution of zero dollars on his date of termination of employment).

               (b) In the event that an amount credited to a terminated Member's Employer Contribution Account becomes a forfeiture pursuant to Paragraph (a) above, the terminated Member shall, upon subsequent reemployment with the Employer prior to incurring a Period of Severance of five consecutive years, have the forfeited amount restored to such Member's Employer Contribution Account, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if such Member repays in cash an amount equal to the amount so distributed to him pursuant to Paragraph (a) above within five years from the date the Member is reemployed; and provided, further, that such Member's repayment of amounts distributed to him from his Cash or Deferred Account shall be limited to the portion thereof that was attributable to contributions with respect to which the Employer made Employer Matching Contributions. A reemployed Member who was not entitled to a distribution from the Plan on his date of termination of employment shall be considered to have repaid a distribution of zero dollars on the date of his reemployment. Any such restoration shall be made as of the Valuation Date coincident with or next succeeding the date of repayment. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Paragraph shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored that would otherwise be available to reduce Employer Matching Contributions and Employer Safe Harbor Contributions. If such forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by forfeitures shall be charged against and deducted from Employer Matching Contributions otherwise available for allocation to other Members in accordance with Sections 4.2(c) and 4.2(d), and any additional amount needed to restore such forfeited amounts shall be provided by an additional Employer Contribution (which shall be made without regard to current or accumulated earnings and profits).

               (c) With respect to a Member whose Vested Interest in his Employer Contribution Account is less than 100% and who makes a withdrawal from or receives a termination distribution from his Employer Contribution Account other than a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, any amount remaining in his Employer Contribution Account shall continue to be maintained as a separate account. At any relevant time, such Member's nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

                              X =P(AB+(RxD))-(RxD)

For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Member's Vested Interest in his Employer Contribution Account at the relevant time; AB is the balance of such separate account at the relevant time; R is the ratio of the balance of such separate account at the relevant time to the balance of such separate account after the withdrawal or distribution; and D is the amount of the withdrawal or distribution. For all other purposes of the Plan, a Member's separate account shall be treated as an Employer Contribution Account. Upon his incurring a Period of Severance of five consecutive years, the forfeitable portion of a terminated Member's separate account and Employer Contribution Account shall be forfeited as of the end of the Plan Year during which the terminated Member completes such Period of Severance.

               (d) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account greater than 0% but less than 100% and who is not otherwise subject to the forfeiture provisions of Paragraph (a) or Paragraph (c) above, the forfeitable portion of his Employer Contribution Account shall be forfeited as of the end of the Plan Year during which the terminated Member completes a Period of Severance of five consecutive years, or, if earlier, the end of the Plan Year during which the death of such terminated Member occurs if such Member was not reemployed by Employer between the date of his termination of employment and the date of his death.

               (e) Any forfeitures occurring pursuant to Paragraphs (a), (c), or (d) above shall be held in a suspense account and shall be applied to reduce Employer Matching Contributions or Employer Safe Harbor Contributions, if any, next coming due and/or to pay expenses incident to the administration of the Plan and Trust. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall receive allocations of net income (or net loss) pursuant to Section 4.4.

               (f) Distributions of benefits described in this Section shall be subject to the time of payment requirements of Section 10.1.

                          ARTICLE IX - DEATH BENEFITS
                          ---------------------------

        9.1. DEATH BENEFITS. Upon the death of a Member while an Employee, the Member's designated Beneficiary shall be entitled to a death benefit, payable at the time and in the form provided in Article X, equal to the value of the Member's Accounts on his Benefit Commencement Date. Any contribution allocable to a Member's Accounts after his Benefit Commencement Date shall be distributed, if the death benefit was paid in a lump sum, or used to increase payments, if the death benefit is being paid on a periodic basis, as soon as administratively practicable after the date that such contribution is paid to the Trust Fund.

        9.2.   DESIGNATION OF BENEFICIARIES.

               (a) Each Member shall have the right to designate the Beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the Beneficiary designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such Member by executing and filing of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Member who is married on the date of his death has designated an individual or entity other than his surviving spouse as his Beneficiary, such designation shall not be effective unless (1) such surviving spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated Beneficiary (which designation may not subsequently be changed by the Member without spousal consent) or expressly permits such designation by the Member without the requirement of further consent by such spouse, and (C) is witnessed by a Plan representative (other than the Member) or a notary public or (2) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such surviving spouse shall be irrevocable.

               (b) If no Beneficiary designation is on file with the Committee at the time of the death of the Member or if such designation is not effective for any reason as determined by the Committee, the designated Beneficiary or beneficiaries to receive such death benefit shall be as follows:

                     (i) If a Member leaves a surviving spouse, his designated Beneficiary shall be such surviving spouse; and

                    (ii) If a Member leaves no surviving spouse, his designated Beneficiary shall be (A) such Member's executor or administrator or
(B) his heirs at law if there is no administration of such Member's estate.

               (c) Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Member is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his Beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by the Member. The interest of such divorced spouse failing hereunder shall vest in the persons specified in Paragraph (b) above as if such divorced spouse did not survive the Member.

                ARTICLE X - TIME AND FORM OF PAYMENT OF BENEFITS
                ------------------------------------------------

        10.1.  TIME OF PAYMENT

               (a) Subject to the provisions of the remaining Paragraphs of this Section, a Member's Benefit Commencement Date shall be the date that is as soon as administratively practicable after the date the Member or his Beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII, or IX unless the Member has been reemployed by the Employer or a Controlled Entity before such potential Benefit Commencement Date.

               (b)   Unless (1) the Member has attained age sixty-five or died,
(2) the Member consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), or (3) the Member's Vested Interest in his Accounts is not in excess of $5,000 (or such other limit as provided for in Section 411(a)(11) of the Code), the Member's Benefit Commencement Date shall be deferred to the date which is as soon as administratively practicable after the earlier of the date the Member attains age sixty-five or the Member's date of death, or such earlier date as the Member may elect by written notice to the Committee prior to such Valuation Date; provided, however, that a Member who has attained age sixty-five and is entitled to a benefit pursuant to Article VIII shall be deemed to have elected to defer his Benefit Commencement Date until the earlier of (A) an actual request for distribution of the entire balance in his Accounts or (B) such time as specified in Section 10.1 (d) below. No less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Member of his right to defer his Benefit Commencement Date and shall describe the Member's Direct Rollover election rights pursuant to Section 10.5 below.

               (c) A Member's Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Member attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer and all Controlled Entities; provided, however, that a Member who has attained age sixty-five and is entitled to a benefit pursuant to Article VIII shall be deemed to have elected to defer his Benefit Commencement Date until the earlier of (1) an actual request for distribution of the entire balance in his Accounts or (2) such time as specified in Section 10.1 (d) below.

               (d) A Member's Benefit Commencement Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder and shall in no event be later than:

                     (i)   April 1 of the calendar year following the later of
(A) the calendar year in which such Member attains the age of seventy and one-half or (B) the calendar year in which such Member terminates his employment with the Employer and all Controlled Entities (provided, however, that clause
(B) of this sentence shall not apply in the case of a Member who is a "five-percent owner" (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Member attains the age of seventy and one-half); and

                    (ii) In the case of a benefit payable pursuant to Article IX, (A) if payable to other than the Member's spouse, the last day of the one-year period following the death of such Member, or (B) if payable to the Member's spouse, after the date upon which such Member would have attained the age of seventy and one-half, unless such surviving spouse dies before payments commence, in which case the Benefit Commencement Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

The provisions of this Section notwithstanding, a Member may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder.

               (e) Subject to the provisions of Paragraph (d), a Member's Benefit Commencement Date shall not occur unless the Article VI, VII, VIII, or IX event entitling the Member (or his Beneficiary) to a benefit constitutes a distributable event described in section 401(k)(2)(B) of the Code and shall not occur while the Member is employed by the Employer or any Controlled Entity (irrespective of whether the Member has become entitled to a distribution of his benefit pursuant to Article VI, VII, VIII, or IX).

               (f) Benefits shall be paid (or transferred pursuant to Section 10.5) in cash except that a Member (or his designated Beneficiary or legal representative in the case of a deceased Member) may elect to have the portion of his Accounts invested in Company Stock paid (or transferred pursuant to Section 10.5) in full shares of Compaq Stock to the extent of such Member's pro rata portion of the shares of Compaq Stock held in the Compaq Stock Fund, with any balance (including fractional shares of Compaq Stock) to be paid or transferred in cash.

               (g) With respect to distributions under the Plan made on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations thereunder that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. This paragraph shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be published by the Internal Revenue Service.

               (h) On or after January 1, 2002, whenever the phrase "terminates his employment" is used herein, it shall be interpreted to include a "severance from employment."

        10.2.  ALTERNATIVE FORMS OF BENEFIT FOR MEMBERS.

               (a) For purposes of Article VI, VII, or VIII, and subject to Appendix B, the benefit of any Member shall be paid in one of the following alternative forms to be selected by the Member or, in the absence of such selection, in the form of a lump sum payment; provided, however, that the period and method of payment of any such form shall be in compliance with theprovisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder:

                     (i)   A lump sum.

                    (ii) Periodic installment payments for any term certain to such Member or, in the event of such Member's death before the end of such term certain, to his designated Beneficiary as provided in Section 9.2. Upon the death of a Beneficiary who is receiving installment payments under this Paragraph, the remaining balance in the Member's Accounts shall be paid as soon as administratively practicable, in one lump sum cash payment, to the Beneficiary's executor or administrator or to his heirs at law if there is no administration of such Beneficiary's estate.

               (b) If a Member, who terminated his employment under circumstances such that he was entitled to a benefit pursuant to Article VI, VII, or VIII, dies prior to the time that any funds from his Accounts have been paid, or irrevocably committed to be paid, to provide a benefit pursuant to this Section, the amount of the benefit to which he was entitled shall be paid pursuant to Section 10.3 just as if such Member had died while employed by the Employer.

        10.3. ALTERNATIVE FORMS OF DEATH BENEFIT. For purposes of Article IX, the death benefit for a deceased Member shall be paid to his Beneficiary designated in accordance with the provisions of Section 9.2 in one of the following alternative forms to be selected by the Member (or the Member's designated Beneficiary if authorized by the Member) or, in the absence of such selection, by the Committee; provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder:

               (a)   A lump sum.

               (b) Periodic installment payments for any term certain; provided, however, the term certain shall not exceed the life expectancy of the Beneficiary. Upon the death of a beneficiary who is receiving installment payments under this Paragraph, the remaining balance in the Member's Accounts shall be paid as soon as administratively practicable, in one lump sum cash payment, to the Beneficiary's executor or administrator or to his heirs at law if there is no administration of such Beneficiary's estate.

        10.4. CASH-OUT OF BENEFIT. If a Member terminates his employment and the amount in his Accounts is not in excess of $5,000 (or such other limit as provided for in Section 411(a)(11) of the Code), such Member's benefit shall be paid in one lump sum payment in lieu of any other form of benefit herein provided. Any such payment shall be made at the time specified in Section 10.1(a) without regard to the consent restrictions of Section 10.1(b). The provisions of this Section shall not be applicable to a Member following his Benefit Commencement Date.

        10.5. DIRECT ROLLOVER ELECTION. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Member pursuant to the Plan's loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

        10.6. BENEFITS FROM ACCOUNT BALANCES. With respect to any benefit payable in any form pursuant to the Plan, such benefit shall be provided from the Account balance(s) to which the particular Member or Beneficiary is entitled.

        10.7. COMMERCIAL ANNUITIES. At the direction of the Committee, the Trustee may pay any form of benefit provided hereunder other than a lump sum payment or a Direct Rollover pursuant to Section 10.5 by the purchase of a commercial annuity contract and the distribution of such contract to the Member or Beneficiary. Thereupon, the Plan shall have no further liability with respect to the amount .used to purchase the annuity contract and such Member or Beneficiary shall look solely to the company issuing such contract for such annuity payments. All certificates for commercial annuity benefits shall be nontransferable, except for surrender to the issuing company, and no benefit thereunder may be sold, assigned, discounted, or pledged (other than as collateral for a loan from the company issuing same). Notwithstanding the foregoing, the terms of any such commercial annuity contract shall conform with the time of payment, form of payment, and consent provisions of Sections 10.1, 10.2, and 10.3.

        10.8. UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or Beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited, held in a suspense account, and applied to reduce Employer Matching Contributions or Employer Safe Harbor Contributions, if any, next coming due. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall participate in allocations of the net income (or net loss) of the Trust Fund. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 8.5(b).

        10.9.  CLAIMS PROCEDURE.

               (a) All claims for benefits under this Plan shall be filed in writing in accordance with such procedures as the Committee may establish. The Committee shall provide to the claimant a written notice of its determination with regard to the claim within 90 days after the Plan's receipt of the claim (or, in the case of special circumstances, within 180 days after the Plan's receipt of the claim). In any case where a claim is denied in whole or in part, the notice shall set forth the specific reasons for the denial, specific references to pertinent plan provisions on which the denial was based, a description of any additional material or information necessary for the claimant to perfect the claim (and an explanation why that material or information is necessary), and appropriate steps to be taken if the claimant wishes to appeal the denial.

               (b) A claimant whose claim for benefits has been denied in whole or in part may request review of the denial by filing, in accordance with such procedures as the Committee may establish, a written appeal which sets forth the evidence, information, and arguments which support the claimant's position. Any such appeal must be filed within 60 days of the claimant's receipt of written notification of the denial of the claim. In connection with such an appeal, a claimant may review pertinent documents under such procedures as the Committee may establish; if the claimant fails to file an appeal within such 60-day period, he shall have no further right to appeal. The Committee shall make its decision with respect to an appeal within 60 days after the Plan's receipt of the appeal (or, in the case of special circumstances, within 120 days after the Plan's receipt of the appeal). The Committee shall provide the claimant with a written notice of its decision which shall include specific reasons for the decision and specific references to pertinent Plan provisions on which the decision is based.

               (c) In no event may a claim for benefits be filed by a claimant more than 120 days after the applicable "Notice Date," as defined below.

                     (i) In any case where benefits are paid to the claimant as a lump sum, the Notice Date shall be the date of payment of the lump sum.

                    (ii) In any case where benefits are paid to the claimant in the form of an annuity, the Notice Date shall be the date of payment of the first installment of the annuity.

                   (iii) In any case where the Plan (prior to the filing of a claim for benefits) determines that an individual is not entitled to benefits (for example (without limitation) where an individual terminates employment and the Plan determines that he has not vested) and the Plan provides written notice to such person of its determination, the Notice Date shall be the date of the individual's receipt of such notice.

               (d) In no event may any legal proceeding regarding entitlement to benefits or any aspect of benefits under the Plan be commenced later than the earliest of (i) two (2) years after the applicable Notice Date; or (ii) one (1) year after the date a claimant receives a decision from the Committee regarding his appeal, or (iii) the date otherwise prescribed by applicable law.

                      ARTICLE XI - IN-SERVICE WITHDRAWALS
                      -----------------------------------

        11.1.  IN-SERVICE WITHDRAWALS.

               (a) A Member who has attained age fifty-nine and one-half may withdraw from his Rollover Contribution Account any or all amounts held in such Account.

               (b) A Member who has attained age fifty-nine and one-half and has withdrawn all amounts in his Rollover Contribution Account may withdraw from his Employer Contribution Account an amount not exceeding such Member's Vested Interest in the then value of such Account.

               (c) A Member who has attained age fifty-nine and one-half and has made all available withdrawals pursuant to Paragraphs (a) and (b) above may withdraw from his Cash or Deferred Account an amount not exceeding the then value of such Account.

               (d) A Member who has a financial hardship, as determined by the Committee, and who (1) has made all available withdrawals pursuant to the Paragraphs above and obtained all other distributions available under this Plan,
(2) has made all available withdrawals and obtained all other distributions pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member, and (3) has obtained all available loans pursuant to Article XII and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member may withdraw from his Employer Contribution Account, his Rollover Contribution Account, and his Cash or Deferred Account amounts not to exceed the lesser of (A) such Member's Vested Interest in such Accounts or (B) the amount determined by the Committee as being available for withdrawal pursuant to this Paragraph. Such withdrawal shall come, first, from the Member's Cash or Deferred Contribution Sub Account transferred from the Tandem Computers Incorporated 401 (k) Investment Plan (the "Tandem Plan") or the Microcom, Inc. Employees' 401 (k) Plan (the "Microcom Plan"), if any, second from his Cash or Deferred Account, third from his Vested Interest in his Employer Contribution Account, and, finally, from his Rollover Contribution Account. For purposes of this Paragraph, financial hardship shall mean the immediate and heavy financial needs of the Member. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Member. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Member's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. The decision of the Committee shall be final and binding, provided that all Members similarly situated shall be treated in a uniform and nondiscriminatory manner. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is for:

                     (i) Expenses for medical care described in section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

                    (ii) Costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

                   (iii) Payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Member or the Member's spouse, children, or dependents (as defined in section 152 of the Code);

                    (iv) Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                     (v) Such other financial needs determined by the Committee consistent with those other circumstances that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

The above notwithstanding, (1) withdrawals under this Paragraph from a Member's Cash or Deferred Account shall be limited to (a) the sum of the Member's Cash or Deferred Contributions transferred from the Tandem Plan or the Microcom Plan to the Plan, plus income allocable thereto and credited to the Member's Cash or Deferred Account as of the Valuation Date coincident with or next preceding December 31,1988, less any previous withdrawals of such amounts, and (b) for all other Members, the Member's Cash or Deferred Contributions to the Plan from and after January 1,1999, less any previous withdrawals of such amounts and (2) Employer Contributions after December 31, 1988, utilized to satisfy the restrictions set forth in Section 3.1(e), and income allocable thereto, shall not be subject to withdrawal. A Member who makes a withdrawal under this Paragraph may not make elective contributions under the Plan, the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan, the Compaq Computer Corporation Employee Stock Purchase Plan, or any other plan maintained by the Employer or any Controlled Entity for a period of twelve months following the date of such withdrawal (on or after January 1, 2002, six months following the later of the date of withdrawal or January 1, 2002). Further, for years beginning before January 1, 2002, such Member may not make elective contributions under the Plan, the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan, the Compaq Computer Corporation Employee Stock Purchase Plan, or any other plan maintained by the Employer or any Controlled Entity for such Member's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit set forth in
Section 3.1(d) for such next taxable year less the amount of such Member's elective contributions for the taxable year of the withdrawal.

               (e) A Member whose account was merged into the Plan from the Digital Equipment Savings and Investment Plan may withdraw all or part of his Account as provided for in Appendix B.

        11.2.  RESTRICTION ON IN-SERVICE WITHDRAWALS.

               (a) All withdrawals pursuant to this Article shall be made in accordance with the procedures established by the Committee.

               (b) Notwithstanding the provisions of this Article, no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan under Article XII. Furthermore, notwithstanding the provisions of this Article, no withdrawal shall be made from an Account prior to the earliest time permitted by applicable law.

               (c) If a Member's Account from which a withdrawal is made is invested in more than one Investment Fund, the Member shall designate which Investment Fund, or combination of Investment Funds, from which the withdrawal shall be made. In the absence of such designation, the withdrawal shall be made pro rata from each Investment Fund in which such Account is invested.

               (d) Any withdrawal hereunder that constitutes an Eligible Rollover Distribution shall be subject to the Direct Rollover election described in Section 10.5.

               (e) This Article shall not be applicable to a Member following termination of employment and the amounts in such Member's Accounts shall be distributable only in accordance with the provisions of Article X.

                              ARTICLE XII - LOANS
                              -------------------

       12.1. Eligibility for Loan. Upon application by (1) any Member who is an Employee or (2) any Member (A) who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan, (B) who is no longer employed by the Employer, who is a Beneficiary of a deceased Member or who is an alternate payee under a qualified domestic relations order, as defined in section 414(p)(8) of the Code, and (C) who retains an Account balance under the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a "Member" for purposes of this Article), the Committee may in its discretion direct the Trustee to make a loan or loans to such Member. Such loans shall be made pursuant to the provisions of the Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

       12.2.   MAXIMUM LOAN.

               (a) A loan to a Member may not exceed 50% of the then value of such Member's Vested Interest in his Accounts.

               (b) Paragraph (a) above to the contrary notwithstanding, no loan shall be made from the Plan to the extent that such loan would cause the total of all loans made to a Member from all qualified plans of the Employer or a Controlled Entity ("Outstanding Loans") to exceed the lesser of

                     (i) $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of Outstanding Loans during the one-year period ending on the day beforethe date on which the loan is to be made, over (B) the outstanding balance of Outstanding Loans on the date on which the loan is made); or

                    (ii) One-half the present value of the Member's nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity.

                   ARTICLE XIII - ADMINISTRATION OF THE PLAN
                   -----------------------------------------

       13.1. APPOINTMENT OF COMMITTEE. The general administration of the Plan shall be vested in the Committee which shall be appointed by the Senior Vice President of Human Resources of Compaq (or such other comparable officer) (the "Senior Vice President of Human Resources") and shall consist of one or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. For purposes of the Act, the Committee shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund).

       13.2. TERM, VACANCIES, RESIGNATION, AND REMOVAL. Each member of the Committee shall serve until he resigns, dies, or is removed by the Senior Vice President of Human Resources. At any time during his term of office, a member of the Committee may resign by giving written notice to the Senior Vice President of Human Resources and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Senior Vice President of Human Resources with or without cause, and the Senior Vice President of Human Resources may in his discretion fill any vacancy that may result therefrom. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Employer or a Controlled Entity.

        13.3. OFFICERS, RECORDS, AND PROCEDURES. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or Beneficiary such records as pertain to that individual's interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

       13.4. MEETINGS. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. One-third of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee. Meetings may be held in person, by electronic or telephonic conference call (or a combination thereof).

       13.5. SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Senior Vice President of Human Resources shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

       13.6. COMPENSATION AND BONDING. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by Compaq, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

       13.7. COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and, in addition to any powers and duties otherwise specified in the Plan or the Trust Agreement, and any implied powers and duties which may be necessary or desirable to accomplish these purposes, the Committee shall have the following powers and duties, including, but not by way of limitation, the right, power, authority, and duty:

               (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to Compaq, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

               (b) To interpret and construe in its discretion all terms, provisions, conditions, and limitations of the Plan, and all other Plan-related documents (i.e., election forms) and, in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

               (c) To correct any defect or to supply any omission or to reconcile any inconsistency or ambiguity that may appear in the Plan in such manner and to such extent as it shall deem expedient in its discretion to effectuate the purposes of the Plan;

               (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan and where it deems it appropriate, to delegate to such individuals or firms duties it has with respect to the Plan;

               (e) To determine in its discretion all questions relating to eligibility;

               (f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to compute the amount of benefits which shall be payable to any Member in accordance with the provisions of the Plan and to prescribe procedures, including, but not limited to, a "qualified domestic relations order" procedure (within the meaning of section 206(d)(3)(G)(ii) of the Act and section 414(p)(6)(B) of the Code), to be followed by distributees in obtaining benefits hereunder;

               (g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

               (h) To furnish the Employer any information necessary for the preparation of such Employer's tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;

               (i) To require and obtain from the Employer and the Members any information or data that the Committee determines is necessary for the proper administration of the Plan;

               (j) To instruct the Trustee as to the loans to Members pursuant to the provisions of Article XII;

               (k) To develop and oversee an investment policy and to instruct the Trustee as to the management, investment, and reinvestment of the Trust Fund as provided in the Trust Agreement;

               (l)   To appoint and remove investment managers pursuant to
Section 15.5;

               (m) To receive and review reports from the Trustee and from investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements;

               (n) To review periodically the Plan's short-term and long-term investment needs and goals and to communicate such needs and goals to the Trustee and any investment manager as frequently as the Committee, in its discretion, deems necessary for the proper administration of the Plan and Trust;

               (o) To establish or designate Investment Funds as investment options as provided in Article V;

               (p) To direct the Trustee as to the exercise of rights or privileges to acquire, convert, or exchange Compaq Stock pursuant to Section 5.3;

               (q) To establish a reasonable administrative claims appeal process;

               (r) To delegate duties regarding the claims appeal process to another member of the Committee;

               (s) To appoint or employ persons or firms to assist in its decision-making process; and

               (t) To take such actions as the Committee determines to be appropriate to maintain the tax qualified status of the Plan and the Plan's compliance with the Act, including self-correction under the Employee Plans Compliance Resolution System or such other similar program as may exist from time to time.

       13.8. INFORMATION. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member's Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports which are furnished by any actuary, accountant, counsel, or other person who is employed or engaged for such purposes.

       13.9. INDEMNIFICATION. Compaq shall indemnify and hold harmless each member of the Committee and each Employee who is a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. Compaq may purchase and maintain liability insurance (which insurance shall not permit recourse against the insured parties) with scope of coverage and limits of liability sufficient to protect the members of the Committee and other fiduciaries who are, were, or may be Employees of Compaq or a Controlled Entity from monetary liability for any breach of their fiduciary responsibilities not resulting from their own gross negligence or will misconduct.

             ARTICLE XIV - TRUSTEE AND ADMINISTRATION OF TRUST FUND
             ------------------------------------------------------

       14.1. APPOINTMENT, RESIGNATION, REMOVAL, AND REPLACEMENT OF TRUSTEE. The Trustee shall be appointed, removed, and replaced by and in the sole discretion of the Senior Vice-President of Human Resources. The Trustee shall be the "named fiduciary" with respect to investment of the Trust Fund's assets.

       14.2. TRUST AGREEMENT. The administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee shall be governed by the Trust Agreement entered into between Compaq and Trustee. The Trust Agreement may be amended from time to time as Compaq deems advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan.

       14.3. PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, direct expenses of Compaq and the Committee in the administration of the Plan, and the cost of furnishing any bond or security required of the Committee shall be paid by the Trustee from the Trust Fund, and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Members and beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and (b) in the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an Employer or an association of Employers whose employees are Members in the Plan, or from an employee organization whose members are Members in the Plan, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

       14.4. TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

       14.5. DISTRIBUTIONS FROM MEMBERS' ACCOUNTS. Distributions from a Member's Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Member or for his benefit shall be debited to such Member's Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

       14.6. PAYMENTS SOLELY FROM TRUST FUND. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

       14.7. NO BENEFITS TO THE EMPLOYER. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Members and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Employer other than those specifically given hereunder.

                       ARTICLE XV - Fiduciary Provisions
                       ---------------------------------

       15.1. ARTICLE CONTROLS. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

       15.2. GENERAL ALLOCATION OF FIDUCIARY DUTIES. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Senior Vice President of Human Resources shall have the sole authority to appoint and remove the Trustee and members of the Committee. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided herein and in the Trust Agreement, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan. However, if the Committee, as a co-fiduciary, shall exercise its power given hereunder at any time, and from time to time, by written notice to the Trustee, to direct the Trustee in the management, investment, and reinvestment of the Trust Fund, then in such event the Trustee shall be subject to all proper directions of the Committee that are made in accordance with the terms of the Plan and the Act. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

       15.3. FIDUCIARY DUTY. Each fiduciary under the Plan, including, but not limited to, the Committee and the Trustee as "named fiduciaries," shall discharge his duties and responsibilities with respect to the Plan:

               (a) Solely in the interest of the Members, for the exclusive purpose of providing benefits to Members and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust;

               (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of alike character and with like aims;

               (c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

               (d) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as provided in section 4975 of the Code or section 406 of the Act.

       15.4. DELEGATION OF FIDUCIARY DUTIES. The Committee may appoint subcommittees, individuals, or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must specify in writing the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.

       15.5. INVESTMENT MANAGER. The Committee may, in its sole discretion, appoint an "investment manager," with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

               (a) The investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) not registered as an investment adviser under such act by reason of paragraph (1) of section 203A(a) of such act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (3) a bank, as defined in the Investment Advisers Act of 1940, or (4) an insurance company qualified to do business under the laws of more than one state; and

               (b) Such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan. Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate any fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within the Committee's sole discretion.

       15.6. DISCRETIONARY ACTION. Each Plan fiduciary having authority under the Plan to make factual findings, to determine eligibility for benefits, and/or to interpret the terms of the Plan and other Plan-related documents shall have discretionary authority to make such findings, determinations, or interpretations within the discretion of the fiduciary, and all such findings, determinations, and interpretations by the fiduciary shall be conclusive and binding on all parties, including, without limitation, the Employer, the Plan, and the Members, unless a court of competent jurisdiction finds such finding, determination, or interpretation to be arbitrary and capricious and/or an abuse of discretion. For purposes of this paragraph, arbitrary and capricious shall mean "having no foundation."

                            ARTICLE XVI - AMENDMENTS
                            ------------------------

       16.1. RIGHT TO AMEND. Subject to Section 16.2 and any other limitations contained in the Act or the Code, the Board of Directors or the Committee may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of Compaq and all Employers, including any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive; provided, however, that any amendment to terminate the Plan or to alter the amount of any Employer Contribution to the Plan may be made only by the Board of Directors. All amendments to the Plan shall be in writing and shall be executed by a member of the Committee.

       16.2. LIMITATION ON AMENDMENTS. No amendment of the Plan shall be made that would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment shall be made that would vary the Plan's exclusive purpose of providing benefits to Members and their beneficiaries and of defraying reasonable expenses of administering the Plan or that would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made that would reduce any then nonforfeitable interest of a Member in his accrued benefit (within the meaning of section 411(d)(6) of the Code). No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

      ARTICLE XVII - DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION, PARTIAL
                    TERMINATION, AND MERGER OR CONSOLIDATION
                    ----------------------------------------

       17.1. RIGHT TO DISCONTINUE CONTRIBUTIONS, TERMINATE, OR PARTIALLY TERMINATE. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Directors realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Directors shall have the right and the power to discontinue contributions to the Plan, terminate the Plan, or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination, or partial termination.

       17.2. PROCEDURE IN THE EVENT OF DISCONTINUANCE OF CONTRIBUTIONS TERMINATION OR PARTIAL TERMINATION.

               (a) If the Plan is amended so as to permanently discontinue Employer Contributions, or if Employer Contributions are in fact permanently discontinued, the Vested Interest of each affected Member shall be 100%, effective as of the date of discontinuance. In case of such discontinuance, the Committee shall remain in existence and all other provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

               (b) If the Plan is terminated or partially terminated, the Vested Interest of each affected Member shall be 100%, effective as of the termination date or partial termination date, as applicable. Unless the Plan is otherwise amended prior to dissolution of Compaq, the Plan shall terminate as of the date of dissolution of Compaq.

               (c) Upon discontinuance of contributions, termination, or partial termination, any previously unallocated contributions, forfeitures, and net income (or net loss) shall be allocated among the Accounts of the Members on such date of discontinuance, termination, or partial termination according to the provisions of Article IV. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Members until the balances of the Accounts are distributed.

               (d) In the case of a termination or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Member for whom the Plan is so terminated, or who is affected by such partial termination, to such Member, subject to the time of payment, form of payment, and consent provisions of Article 10.

       17.3. MERGER, CONSOLIDATION, OR TRANSFER. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Member would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.

                    ARTICLE XVIII - PARTICIPATING EMPLOYERS
                    ---------------------------------------

       18.1.   DESIGNATION OF OTHER EMPLOYERS.

               (a) The Committee may designate any entity or organization eligible by law to participate in the Plan and the Trust as an Employer by written instrument delivered to the Secretary of Compaq, to the Trustee, and to the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the designated Employer only and shall become, as to such designated Employer and its Employees, a part of the Plan.

               (b) Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and Trust Agreement and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.

               (c) The provisions of the Plan shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided Compaq and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan shall be exercised by the Senior Vice President of Human Resources alone and in the case of Employers which are Controlled Entities, Employer Discretionary Contributions to be allocated pursuant to Section 4.2(f) and forfeitures to be allocated pursuant to Section 4.3 shall be allocated on an aggregate basis among the Members employed by all Employers; provided, however, that each Employer shall contribute to the Trust Fund its share of total Employer Discretionary Contribution for a Plan Year based on the Members in its employ during such Plan Year.

               (d) Transfer of employment among Employers shall not be considered a termination of employment hereunder, and Service with one Employer shall be considered as Service with all others, subject, however, to the provisions of Section 1.1(44).

               (e) Any Employer may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan; provided, however, that any such action must be communicated in writing to the Secretary of Compaq, to the Trustee, and to the Committee. Moreover, the directors may, in their discretion, terminate an Employer's Plan participation at any time by written instrument delivered to the Secretary of Compaq, to the Trustee, and to the Employer.

       18.2. Single Plan. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Members and their beneficiaries.

                     ARTICLE XIX - MISCELLANEOUS PROVISIONS
                     --------------------------------------

       19.1. NO CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be either a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

       19.2. ALIENATION OF INTEREST FORBIDDEN. Except as otherwise provided with respect to "qualified domestic relations orders" and certain judgments and settlements pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Member or any Beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any "qualified domestic relations order," including an order that requires distributions to an alternate payee prior to a Member's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

       19.3. UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT REQUIREMENTS. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

       19.4. SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. In such case, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

       19.5. JURISDICTION. The situs of the Plan hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

       19.6. PAYMENTS TO MINORS AND INCOMPETENTS. If a Member or Beneficiary entitled to receive a benefit under the Plan is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Member or Beneficiary for the account of such Member or Beneficiary. If no guardian or conservator has been appointed for such Member or Beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Member or Beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Employer, and any fiduciary of the Plan with respect to such benefit.

       19.7. PLAN CHANGES DURING PERIODS OF TRANSITION. Anything to the contrary herein notwithstanding, the Committee may in its discretion provide that, during and for the duration of any period of transition as a result of a change of Trustees and as necessary to ensure an orderly transition, (1) no withdrawals, loans, execution of, change to, or revocation of a Compensation reduction agreement, change of investment designation of future contributions or transfer of amounts in Accounts from one Investment Fund to another Investment Fund, or other Plan activity shall be permitted, or (2) any such Plan activity shall be limited or restricted; provided that any such temporary cessation, limitation, or restriction of Plan activity shall be in compliance with all applicable law.

       19.8. MEMBER'S AND BENEFICIARY'S ADDRESSES. It shall be the affirmative duty of each Member to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated Beneficiary. If a Member fails to keep the Committee informed of his current mailing address and the current mailing address of his designated Beneficiary, neither the Committee, the Trustee, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.

       19.9. INCORRECT INFORMATION, FRAUD, CONCEALMENT, OR ERROR. Any contrary provisions of the Plan notwithstanding, if, because of a human or systems error, or because of incorrect information provided by or correct information failed to be provided by, fraud, misrepresentation, or concealment of any relevant fact (as determined by the Committee) by any person the Plan enrolls any individual, pays benefits under the Plan, incurs a liability or makes any overpayment or erroneous payment, the Plan shall be entitled to recover from such person the benefit paid or the liability incurred, together with all expenses incidental to or necessary for such recovery.

      19.10. Acquisition and Holding of Compaq Stock. The Plan is specifically authorized to acquire and hold up to 100% of its assets in Compaq Stock so long as Compaq Stock is a "qualifying employer security," as such term is defined in
Section 407(d)(5) of the Act.

      19.11. Special Provisions for Certain Leased Employees. A "leased employee" shall receive credit for Hours of Service and years of Vesting Service for the entire period during which he is a leased employee of the Employer or a Controlled Entity as if he were a Employee, except for any period during which:
(a) such leased employee is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, (ii) full and immediate vesting, and (iii) immediate participation (except for employees who perform substantially all their services for the leasing organization and any other employee whose compensation for the leasing organization in each Plan Year during the four (4) plan year period ending with the Plan Year is less than $1,000); and (b) leased employees do not constitute more than twenty percent (20%) of the nonhighly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code) of the Employer or a Controlled Entity. Notwithstanding the foregoing, a leased employee shall not be considered an Employee eligible to participate in the Plan as long as he remains a leased employee. For purposes of this Section 19.11, the term "leased employee" means any person (a) who is not an Employee and (b) who pursuant to an agreement between the Employer or a Controlled Entity and any other person (a "leasing organization") performs services for the Employer or a Controlled Entity (the "recipient") on a substantially full-time basis for a period of at least one (1) year and such services are performed under the primary direction or control of the recipient.

                         ARTICLE XX - TOP-HEAVY STATUS
                         -----------------------------

       20.1. ARTICLE CONTROLS. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

       20.2. DEFINITIONS. For purposes of this Article, the following terms and phrases shall have these respective meanings:

               (a) Account Balance: As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

        Effective January 1, 2002, the amount of Account Balances of a Member as of the Determination Date shall be increased by the distributions made with respect to the Member under the Plan and any plan in the Aggregation Group during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been in the Aggregation Group. In the case of a distribution made for a reason other than a separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

               (b) Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions that were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

        Effective January 1, 2002, the amount of Account Balances of a Member as of the Determination Date shall be increased by the distributions made with respect to the Member under the Plan and any plan in the Aggregation Group during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been in the Aggregation Group. In the case of a distribution made for a reason other than a separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

               (c) Aggregation Group: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

               (d) Assumptions: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group that includes the Plan.

               (e) Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

               (f) Key Employee: A "key employee" as defined in section 416(i) of the Code and the Treasury regulations thereunder.

               (g) Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

               (h)   Remuneration:  415 Compensation as defined in Section
4.6(a)(2).

               (i) Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to Members' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

       20.3. TOP-HEAVY STATUS. The Plan shall be deemed to be top-heavy for a Plan Year if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Members who are Key Employees exceeds 60% of the sum of Account Balances of all Members unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

       20.4. TOP-HEAVY VESTING SCHEDULE. If the Plan is determined to be top-heavy for a Plan Year, the Vested Interest in the Employer Contribution Account of each Member who is credited with an Hour of Service during such Plan Year shall be determined in accordance with the following schedule:

           YEARS OF VESTING SERVICE                VESTED INTEREST
              Less than  2 years                          0%
                         2 years                         20%
                         3 years                         40%
                         4 years                         60%
                         5 years                         80%
                         6 years or more                100%

       20.5.   TOP-HEAVY CONTRIBUTIONS.

               (a) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Member who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

                     (i) The lesser of (A) 3% of such Member's Remuneration for such Plan Year or (B) a percent of such Member's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's Cash or Deferred Account and Employer Contribution Account for such Plan Year by such Key Employee's Remuneration; reduced by

                    (ii) The amount of Employer Discretionary Contributions and forfeitures allocated to such Member's Accounts for such Plan Year.

               (b) The minimum contribution required to be made for a Plan Year pursuant to this Section for a Member employed on the last day of such Plan Year shall be made regardless of whether such Member is otherwise ineligible to receive an allocation of the Employer's contributions for such Plan Year. Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Employer's contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting "4%" in lieu of "3%" in Clause (1) hereof to the extent that the Directors determine to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code.

               (c) Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Member who is a Member in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Member receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of the Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. (d) Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Member who is a Member in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Member accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit that is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Section shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

               (e) Notwithstanding the foregoing, effective for limitation years that begin on or after January 1, 2002, Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

       20.6. TERMINATION OF TOP-HEAVY STATUS. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined no longer to be top-heavy. Notwithstanding the foregoing, the Vested Interest of each Member as of such Determination Date shall not be reduced and, with respect to each Member who has three or more years of Vesting Service on such Determination Date, the Vested Interest of each such Member shall continue to be determined in accordance with the schedule set forth in Section 20.4.

       20.7. EFFECT OF ARTICLE. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

                                   APPENDIX A

    SPECIAL LIMITATIONS UNDER THE PUERTO RICO INTERNAL REVENUE CODE OF 1994

1. In addition to the limitations otherwise provided in the Plan, the limitations provided in this Appendix A, which are intended to comply with the Puerto Rico Internal Revenue Code of 1994, as amended, including applicable regulatory authority thereunder (the "Puerto Rico Code"), shall apply to Members who are permanent residents of Puerto Rico employed by the Employer.

2. In restriction of the Members' Cash or Deferred Contribution elections provided in Section 3.1, the Cash or Deferred Contributions on behalf of any Member for any calendar year shall not exceed the lesser of: (i) the dollar limitation provided in section 1165(e)(7) of the Puerto Rico Code (which is $8,000 as of the Effective Date) or (ii) 10% of the Member's Compensation for that year, reduced by the amount a Member contributes for the calendar year to a Puerto Rico Individual Retirement Account (IRA). The provisions of Sections 3.7(a) and 3.1(f) shall apply to the Cash or Deferred Contributions by a Member in excess of the foregoing limitation.

3. In further restriction of the Members' Cash or Deferred Contribution elections provided in Section 3.1, it is specifically provided that one of the "actual deferral percentage" tests set forth in section 1165(e)(3) of the Puerto Rico Code must be met in each Plan Year. The provisions of Sections 3.7(b) and 3.1(f) shall apply to the Cash or Deferred Contribution elections of Members who are "highly compensated employees," within the meaning of section 1165(e)(3)(E)(iii) of the Puerto Rico Code, respecting the foregoing limitation.

4. Notwithstanding anything to the contrary in Section 11.1(d) of the Plan, any Member to which this Appendix A applies, will continue to be subject to the 12-month suspension rule on and after January 1, 2002, and the offset to the amount permitted under 402(g) of the Code in the calendar year following the year in which the hardship withdrawal was made as previously in effect under the Code prior to January 1, 2002.

                                   APPENDIX B

                SPECIAL PROVISIONS WITH RESPECT TO THE MERGER OF
         THE DIGITAL EQUIPMENT CORPORATION SAVINGS AND INVESTMENT PLAN

        Notwithstanding anything to the contrary contained herein, the following following shall apply with respect to those Members who were participants of the Digital Equipment Corporation Savings and Investment Plan:

        1. DEFINITIONS. Capitalized terms in this Appendix B shall have the same meaning as in the Plan unless a different meaning is set forth below or unless their context clearly indicates to the contrary.

               (a)   DIGITAL. Digital Equipment Corporation.

               (b) DIGITAL MEMBER. Each employee of Digital who had an account balance under the Digital Plan as of the Effective Date and who became a Member of the Plan as of such date.

               (c) DIGITAL PLAN. The Digital Equipment Corporation Savings and Investment Plan, which was merged into and survived by the Plan as of the Effective Date.

               (d)   EFFECTIVE DATE. December 31, 1999.

        2. Notwithstanding any provision of the Plan to the contrary, each Digital Member who is 100% vested in his Company Contribution Account under the Digital Plan as of the Effective Date shall have a 100% vested and nonforfeitable interest to contributions allocated to his Employer Contribution Account under the Plan (and earnings thereon) on and after the Effective Date.

        3. Notwithstanding Section 3.2 of the Plan, a Digital Member who was not an Enhanced Match Participant under the terms of the Digital Plan shall receive Employer Matching Contributions under the Plan in accordance with the following:

               (a) For each payroll period, the Employer shall contribute to the Trust an amount that equals the lesser of (i) 33-1/3% of the Cash or Deferred Contributions that were made pursuant to Section 3.1 of the Plan on behalf of such Member during such payroll period or (ii) 2% of such Member's Compensation from the Employer for such payroll period.

               (b) Further, for each Plan Year, the Employer shall contribute to the Trust, as Employer Matching Contributions, on behalf of each Digital Member who is an Employee on the last day of such Plan Year (or whose death or termination of employment with the Employer and all Controlled Entities on or after the date upon which such Member both attains age 55 and completes 10 years of Vesting Service occurs prior to such day) an amount which, when added to the Employer Matching Contributions made pursuant to the preceding sentence for such Plan Year, equals the lesser of (i) 33-1/3% of such Member's Cash or Deferred Contributions for the Plan Year or (ii) 2% of such Member's Compensation from the Employer for the Plan Year.

               (c) For each Plan Year, the Employer may contribute to the Trust, out of its current or accumulated earnings and profits, as an additional Employer Matching Contribution, in an amount as determined in its discretion on behalf of each of the Members who made Cash or Deferred Contributions during such Plan Year.

               (d) Employer Matching Contributions may be made in cash or Compaq Stock, as determined by and in the discretion of the Employer.

               (e) For purposes of Article III of the Plan, the defined term "Compensation" shall have the same meaning as is assigned to such term under the Digital Plan.

        4. From and after the Effective Date, each Digital Member's Accounts under the Plan shall be governed by the provisions of Section 8.7 of the Digital Plan with respect to withdrawals and distributions of Compaq Stock.

        5. From and after the Effective Date, in addition to making withdrawals from the Plan in accordance with Article XI of the Plan, each Digital Member shall also be eligible to make withdrawals pursuant to Section
6.3 of the Digital Plan.

        6. From and after the Effective Date, in addition to the timing and forms of benefit payment available under Article X of the Plan, each Digital Member who so qualifies under the Digital Plan shall be eligible to receive partial lump sum payments in accordance with the provisions of Section 8.1(b) thereof.

                                   APPENDIX C

              SPECIAL PROVISIONS WITH RESPECT TO THE MERGER OF THE TANDEM COMPUTERS INCORPORATED 401(K) INVESTMENT PLAN

         Notwithstanding anything to the contrary contained herein, the following shall apply with respect to those Members who were participants of the Tandem Computers Incorporated 401(k) Investment Plan:

        1. The Tandem Computers Incorporated 401(k) Investment Plan (the "Tandem Plan") is hereby merged with and into the Plan effective as of 11:59 p.m. on December 31, 1998 (the "Plan Merger Date"), and all provisions of the Plan shall replace and supersede all provisions of the Tandem Plan. Each participant who has an account balance under the Tandem Plan as of the Plan Merger Date shall become a Member of the Plan ("Tandem Member") as of such date.

        2. The assets of the Tandem Plan shall become assets of the Plan and held as part of the trust established under the Plan as of the Plan Merger Date, and such assets shall be transferred by the trustee of the Tandem Plan to the Trustee of the Plan as soon as administratively feasible after the Plan Merger Date (the "Asset Transfer Date"), adjusted for any earnings or losses from the Plan Merger Date through the Asset Transfer Date. All assets shall be transferred in cash, except that loans from the Tandem Plan to Tandem Members that are outstanding as of the Asset Transfer Date ("Plan Loans") shall be transferred in kind. The transferred assets (Other than Plan Loans) shall be invested in accordance with the investment elections of the Tandem Members as in effect on the Plan Merger Date, until changed in accordance with the investment election provisions of the Plan.

        3. For purposes of eligibility and vesting under the Plan, each Tandem Member shall be credited with service equal to the service credited to such participant pursuant to the terms of the Tandem Plan as of the Plan Merger Date.

        4. The amounts held in each Tandem Member's accounts under the Tandem Plan shall be credited to such Member's Accounts under the Plan as follows:

              (a) Amounts credited to a Tandem Member's Deferred Account under the Tandem Plan shall be credited to such Member's Cash or Deferred Account under the Plan.

              (b) Amounts credited to a Tandem Member's Rollover Account under the Tandem Plan shall be credited to such Member's Rollover Contribution Account under the Plan.

              (c) Amounts credited to a Tandem Member's Company Account shall be 100% vested and shall be credited to such Member's Employer Contribution Account under the Plan.

        5. The beneficiary designation of a Tandem Member in effect under the Tandem Plan on the Plan Merger Date shall remain in effect under the Plan unless and until changed by such Member in accordance with the terms of the Plan.

        6. Allocations of contributions, forfeitures, and earnings for all periods prior to January 1, 1999 shall be made separately under the Tandem Plan and the Plan based upon the terms and provisions of the respective plans.

        7. Immediately after the Plan Merger Date, each Tandem Member shall, in the event that the Plan is terminated, be entitled to a benefit which is equal to or greater than the benefit to which such Member would have been entitled under the Tandem Plan immediately prior to such date if the Tandem Plan had then been terminated. The provisions of the preceding sentence shall be construed under the applicable federal regulations pursuant to section 208 of the Employee Retirement Income Security Act of 1974, as amended, and section 414(l) of the Internal Revenue Code of 1986, as amended (the "Code").

        8. With respect to Tandem Members, the Plan shall preserve all optional forms of benefit and rights under the Tandem Plan required to be preserved pursuant to section 411(d)(6) of the Code and any Treasury regulations issued thereunder.

        9. Each capitalized term used in this instrument shall have the meaning ascribed to such term under the Plan or the Tandem Plan, as applicable, unless otherwise defined herein.

       10. Any provision of the Plan or the Tandem Plan which is inconsistent with any provision of this instrument shall be considered to be and hereby is amended by this instrument

                                   APPENDIX D

              SPECIAL PROVISIONS WITH RESPECT TO THE MERGER OF THE
                     MICROCOM, INC. EMPLOYEES' 401(K) PLAN

       Notwithstanding anything to the contrary contained herein, the following shall apply with respect to those Members who were participants of the Microcom, Inc. Employees' 401(k) Plan:

        1. The Microcom, Inc. Employees' 401(k) Plan (the "Microcom Plan") is hereby merged with and into the Plan effective as of 11:59 p.m. on December 31, 1998 (the "Plan Merger Date"), and all provisions of the Plan shall replace and supersede all provisions of the Microcom Plan. Each participant who has an account balance under the Microcom Plan as of the Plan Merger Date shall become a Member of the Plan ("Microcom Member") as of such date.

        2. The assets of the Microcom Plan shall become assets of the Plan and held as part of the trust established under the Plan as of the Plan Merger Date, and such assets shall be transferred by the trustee of the Microcom Plan to the Trustee of the Plan as soon as administratively feasible after the Plan Merger Date (the "Asset Transfer Date"), adjusted for any earnings or losses from the Plan Merger Date through the Asset Transfer Date. All assets shall be transferred in cash, except that loans from the Microcom Plan to Microcom Members that are outstanding as of the Asset Transfer Date ("Plan Loans") shall be transferred in kind. The transferred assets (other than Plan Loans) shall be invested in accordance with the investment elections of the Microcom Members as in effect on the Plan Merger Date, until changed in accordance with the investment election provisions of the Plan.

        3. For purposes of eligibility and vesting under the Plan, each Microcom Member shall be credited with service equal to the service credited to such participant pursuant to the terms of the Microcom Plan as of the Plan Merger Date.

        4. The amounts held in each Microcom Member's account under the Microcom Plan shall be credited to such Member's Accounts under the Plan as follows:

           (a) Amounts credited to a Microcom Member's Account under the Microcom Plan which are attributable to elective deferrals (including earnings thereon) shall be credited to such Member's Cash or Deferred Account under the Plan.

           (b) Amounts credited to a Microcom Member's Account under the Microcom Plan which are attributable to rollover contributions (including earnings thereon) shall be credited to such Member's Rollover Contribution Account under the Plan.

           (c) Amounts credited to a Microcom Member's Account under the Microcom Plan which are attributable to employer basic matching contributions shall be credited to such Member's Employer Contribution Account under the Plan.

        5. The beneficiary designation of a Microcom Member in effect under the Microcom Plan on the Plan Merger Date shall remain in effect under the Plan unless and until changed by such Member in accordance with the terms of the Plan.

        6. Allocations of contributions, forfeitures, and earnings for all periods prior to January 1, 1999 shall be made separately under the Microcom Plan and the Plan based upon the terms and provisions of the respective plans.

        7. Immediately after the Plan Merger Date, each Microcom Member shall, in the event that the Plan is terminated, be entitled to a benefit which is equal to or greater than the benefit to which such Member would have been entitled under the Microcom Plan immediately prior to such date if the Microcom Plan had then been terminated. The provisions of the preceding sentence shall be construed under the applicable federal regulations pursuant to section 208 of the Employee Retirement Income Security Act of 1974, as amended, and section 414(l) of the Internal Revenue Code of 1986, as amended (the "Code").

        8. With respect to Microcom Members, the Plan shall preserve all optional forms of benefit and rights under the Microcom Plan required to be preserved pursuant to section 411(d)(6) of the Code and any Treasury regulations issued thereunder.

        9. Each capitalized term used in this instrument shall have the meaning ascribed to such term under the Plan or the Microcom Plan, as applicable, unless otherwise defined herein.

        10. Any provision of the Plan or the Microcom Plan which is inconsistent with any provision of this instrument shall be considered to be and hereby is amended by this instrument.

                                                                     EXHIBIT 4.2

                           COMPAQ COMPUTER CORPORATION
               DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN

                      ARTICLE I. ESTABLISHMENT AND PURPOSE
                      ------------------------------------


         1.1. ESTABLISHMENT. Effective as of January 1, 1985, COMPAQ COMPUTER CORPORATION (the "Company") established a deferred compensation plan for eligible officers The plan, which was revised in November 1987, was known as the "Compaq Computer Corporation Deferred Compensation Plan." Effective as of April 1, 1985, the Company also established the "Compaq Computer Corporation Excess and Supplemental Savings Plan" in order to provide additional benefits to certain of its officers. As of July 23, 1992, the Company combined the aforementioned plans, amending and restating them as the COMPAQ COMPUTER CORPORATION DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN (the "Plan"). The Company thereafter enhanced and preserved the benefits offered by providing that Plan assets be held and invested by the Trustee (to be appointed by the Company), pursuant to the terms of the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Trust dated December 17, 1993 (the "Trust"). The Trustee invests the Plan assets with the goal of achieving the hypothetical investment returns credited to Plan Participants. Payments to the Participants are made first from the Trust and second by the Company to the extent that the Trust assets are not sufficient. The effective date of that amendment and restatement was December 17, 1993. Effective January 1, 1995, the Plan is being restated to further enhance the Plan and to improve its administration. The rights of any Participants in the Plan and the rights of any individual who is an "Eligible Employee" (as defined herein) on or after such effective date shall be governed by the Plan as so amended and restated.

         1.2. PURPOSE. The objective and purpose of the Plan is to attract competent officers and key executives by offering flexible compensation opportunities to officers and key executives of the Company, and to provide them an opportunity to build an estate or supplement income for use after retirement. The Plan is also intended to compensate the Participant for amounts that cannot be credited to the Participant's accounts under the Investment Plan (as hereinafter defined) by reason of the provisions of Sections 401(a)(17), 401(k), 402(g), and 415 of the Code and the corresponding provisions of the Investment Plan or by reason of the Participant's election to participate hereunder.

         1.3. APPLICATION OF PLAN. The Plan shall be applicable only with respect to the eligible corporate officers and key executives of the Company. This Plan is intended to be an unfunded plan maintained by the Company primarily to provide deferred compensation for a select group of management and highly compensated employees. As such the Plan shall be exempt from the participation, vesting and funding requirements of Parts 2 and 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be subject to the limited reporting and disclosure requirements (under Part 1 of Title I of ERISA) applicable to such plans.

                    ARTICLE II. DEFINITIONS AND CONSTRUCTION
                    ----------------------------------------

         2.1. DEFINITIONS. Whenever used in the Plan, the following terms shall have the meaning set forth below unless otherwise expressly provided:

              (a) "ACCOUNTS" means the recordkeeping accounts which are maintained under the name of a Participant to account for any Salary Deferral Amounts, Bonus Deferral Amounts, Supplemental Amounts, and Credited Income thereon, which may be credited from time to time.

                  (i) SALARY DEFERRAL ACCOUNT-a separate subaccount maintained to account for a Participant's Salary Deferral amount plus Credited Income thereon.

                 (ii) BONUS DEFERRAL ACCOUNT-a separate subaccount maintained to account for a Participant's Bonus Deferral Amount plus Credited Income thereon.

                (iii) SUPPLEMENTAL ACCOUNT-a separate subaccount maintained to account for a Participant's Supplemental Amount plus Credited Income thereon.

             (b) "AFFILIATE" means an entity which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company.

             (c) "ANNUAL ADDITION" means an "annual addition" within the meaning of Section 415(c)(2) of the Code and as further defined in the Investment Plan.

             (d) "BENEFICIARY" means the person, persons or trust designated by a Participant as provided in Section 11.1, or designated as a beneficiary under the terms of Section 11.1.

             (e)  "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

             (f) "BONUS" means any management incentive or other bonus award that an Eligible Employee may become eligible to receive.

             (g) "BONUS DEFERRAL AMOUNT" means that portion of an Eligible Employee's Bonus which he has elected to defer, as provide in Section 5.3.

             (h) "CHANGE OF CONTROL" shall be deemed to have occurred if: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction describe in clause (i), (iii), or (iv) of this Section 2.1(h)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

             (i) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

             (j) "COMMITTEE" means the committee of persons appointed by the Board of Directors of the Company, as provided in Section 8.1. The Committee shall serve as plan administrator within the meaning of ERISA.

             (k)  "COMPANY" means COMPAQ COMPUTER CORPORATION.

             (l) "CREDITED INCOME" means the assumed earnings credited to Participant's Account, as provided in Section 7.2.

             (m) "DEFERRAL AMOUNTS" means Salary Deferral Amounts and/or Bonus Deferral Amounts, as more fully described in Article V.

             (n) "DEFERRAL PAYMENT DATE" means the payment date, as specified by a Participant on his Salary Deferral Amount or Bonus Deferral Amount election form, on which he elects to have his applicable amount paid or commence being paid.

             (o) "ELIGIBLE EMPLOYEE" means a key employee of the Company or an Affiliate who has a grade 110 or above (or its equivalent) and who is a United States resident paid on a United State payroll.

             (p) "INVESTMENT OPTIONS" means the optional forms of determining Credited Income with respect to Participants' Accounts, which the Committee, in its discretion, may elect to establish pursuant to Section 7.2.

             (q) "INVESTMENT PLAN" means the Compaq Computer Corporation Investment Plan, as it may be amended from time to time.

             (r) "PARTICIPANT" means an Eligible Employee who has elected, under the terms and conditions of the Plan, to defer payment of all or a portion of his bonus or salary, and/or who is credited with a Supplemental Savings Amount. A Participant who is not currently an Eligible Employee but whose Account under this Plan is credited with a balance shall be referred to as an "Inactive Participant." The term "Participant" shall include Eligible Employees, former Eligible Employees, and employees other than Eligible Employees, so long as any such individual has a balance credited to his Account.

             (s) "PLAN" means the COMPAQ COMPUTER CORPORATION DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN as set forth herein, and as it may be amended from time to time.

             (t) "PLAN YEAR" means the 12-month period beginning each January 1 and ending December 31 of such year.

             (u) "PLAN YEAR QUARTER" means the three (3) month periods in each Plan Year ending on March 31, June 30, September 30, and December 31, respectively.

             (v) "SALARY DEFERRAL AMOUNT" means that portion of an Eligible Employee's Base Salary that he has elected to defer, as provided in Section 5.2.

             (w) "SUPPLEMENTAL AMOUNT" means the amount creditable to the Supplemental Account of a Participant pursuant to Section 4.2.

        2.2. GENDER AND NUMBER; SEVERABILITY. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

                           ARTICLE III. PARTICIPATION
                           --------------------------

        3.1. ELIGIBILITY. The Committee shall provide each Eligible Employee with notice of his status as an Eligible Employee, so as to permit such Eligible Employee the opportunity to make the elections provided for under Article V. Such notice may be given at such time and in such manner as the Committee may determine from time to time, and the Committee shall advise the Eligible Employee of the time and manner for filing his election for which he qualifies. Each Eligible Employee shall be eligible to participate in all features of the Plan for which he qualifies. In addition, all Eligible Employees who are subject to the contribution criteria set forth in Section 4.2 shall be eligible to receive credit for a Supplemental Amount for Plan Years in which they are subject to such criteria.

        3.2. PARTICIPATION.

             (a) IN GENERAL. An Eligible Employee shall become a Participant in this Plan as of the first day of the calendar year immediately following the calendar year during which: (i) the Committee receives his deferral election pursuant to Article V or (ii) the Committee credits the Participant with a Supplemental Amount. Individuals becoming Eligible Employees on or after the first day of any Plan Year may not become Participants and may not make deferral elections except with respect to amounts otherwise payable in the succeeding calendar year.

             (b) CESSATION OF STATUS AS ELIGIBLE EMPLOYEE. If an Eligible Employee with a Salary Deferral Amount and/or Bonus Deferral Amount election in effect for a particular Plan Year ceases to be an Eligible Employee during such Plan Year, his election with respect to a Salary Deferral Amount shall terminate effective as of the close of the payroll period during which he ceases to be an Eligible Employee. Such Employee's election with respect to his Bonus Deferral Amount shall terminate as of the first day on which he no longer qualifies as an Eligible Employee. The provisions in the preceding two sentences relate only to the discontinuance of the Deferral Amount elections for the remainder of the Plan Year in which the Employee terminates employment or otherwise ceases to be an Eligible Employee. Amounts credited to such person's Accounts under any such election prior to its discontinuance shall be payable pursuant to the terms of such election.

                       ARTICLE IV. SUPPLEMENTAL BENEFITS
                       ---------------------------------

        4.1. SUPPLEMENTAL AMOUNT. Each Eligible Employee and Participant shall be credited with a Supplemental Amount as provided in Section 4.2.

        4.2. DETERMINATION OF SUPPLEMENTAL AMOUNT. Each Eligible Employee shall be credited with a Supplemental Amount under the Plan for the applicable Plan Year equal to the Eligible Employee's Salary Deferral Amounts, but in no event in an amount greater than six percent (6%) of such Eligible Employee's Considered Compensation as defined in the Investment Plan (calculated without regard to Code Section 401(a)(17)) less an amount equal to such Eligible Employee's actual or accrued Employer Matching Contribution as defined in the Investment Plan; provided, however, that no Supplemental Amount shall be credited to any employee of the Company or an Affiliate with respect to whom the Company or an Affiliate funds or has promised to pay (whether by individual contract or pursuant to or part of a plan or program that provides) deferred compensation or pension benefits to such person other than pursuant to the Investment Plan or this Plan.

                ARTICLE V. DEFERRAL AMOUNTS; DEFERRAL ELECTIONS
                -----------------------------------------------

        5.1. TYPES OF DEFERRAL AMOUNTS. There are two types of Deferral Amounts that may be applicable to a Participant under the Plan: Salary Deferral Amounts as described in Section 5.2, and Bonus Deferral Amounts as described in Section 5.3.

        5.2. SALARY DEFERRAL ELECTION.

             (a) SALARY DEFERRAL AMOUNT. An Eligible Employee may elect to defer all or any portion of 50% of his Base Salary (as hereinafter defined) which he may be entitled to receive from the Company less any such Base Salary contributed to the Investment Plan for the Plan Year. For purposes of this
Section 5.2, Base Salary is a Participant"s regular gross salary that is subject to Social Security Tax pursuant to Code Section 3100 et. seq. Notwithstanding anything contained herein to the contrary, if a deferral hereunder would otherwise result in the Participant's Base Salary not equaling or exceeding the Social Security Contribution and Benefit Base as defined in Section 230 of the Social Security Act, then only the regular gross salary exceeding the Social Security Contribution and Benefit Base as defined in Section 230 of the Social Security Act shall be deferred pursuant to this Section. The amount to be so deferred shall be specified in such manner as shall be determined by the Committee.

             (b) ELECTION OF SALARY DEFERRAL AMOUNT. To make an election of a Salary Deferral Amount for any calendar year, the Eligible Employee must file a deferral election form with the Committee in accord with such rules as are set by the Committee, but in no event later than the last business day of the calendar year preceding the Plan Year for which the election is made. Each such election shall be made with respect to a specific calendar year and all payroll periods applicable to the Eligible Employee which begin within such calendar year. An election filed for a calendar year shall be applicable only for such calendar year.

             (c) TREATMENT OF NEW ELIGIBLE EMPLOYEES. If an individual first becomes an Eligible Employee on or after the first day of a calendar year, such Eligible Employee may not make a Salary Deferral Amount election for the remaining payroll periods of such calendar year.

        5.3. BONUS DEFERRAL ELECTION.

             (a) BONUS DEFERRAL AMOUNT. An Eligible Employee may elect to defer all or any portion of any Bonus he may be awarded by the Company. The amount to be so deferred shall be specified in such manner as shall be determined by the Committee. However, in no event may an Eligible Employee elect to defer any portion of any Bonus unless the aggregate payments by the Company to him after such deferral during the calendar year will equal or exceed the Social Security Contribution and Benefit Base as defined in Section 230 of the Social Security Act.

             (b) ELECTION OF BONUS DEFERRAL AMOUNT. To make an election of a Bonus Deferral Amount, the Eligible Employee must file a deferral election form with the Committee. Each such election shall be made with respect to a calendar year and with respect to some or all Bonus awards (which may be in varying percentages) made by the Company within such calendar year. To make an effective Bonus Deferral Amount election for a calendar year, the Eligible Employee must file the appropriate deferral election form with the Committee in accord with such rules as are set by the Committee, but in no event later than the last business day of the calendar year preceding the Plan Year for which the election is made.

             (c) TREATMENT OF NEW ELIGIBLE EMPLOYEE. If an individual first becomes an Eligible Employee on or after the first day of a calendar year, such Eligible Employee may not make a Bonus Deferral Amount election for such calendar year.

        5.4. DEFERRAL ELECTIONS. All Salary Deferral Amount and Bonus Deferral Amount elections, as provided under Sections 5.2 and 5.3 respectively, shall be made on such deferral election forms as are prescribed by the Committee. Each election form shall specify the nature of the Deferral Amount, the form of payment which is to be applicable with respect to such designated Deferral Amount, as provided in Article VI, the Beneficiary or Beneficiaries to receive any death benefit applicable to the subject amount, as provided in Sections 6.5 and 11.1 and the Deferral Payment Date on which payment is to commence with respect to such Deferral Amount. Such Deferral Payment Date must be at least three (3) years after the date of the filing of the election form but in all events shall commence no later than the January 1, April 1, July 1 or October 1 following the fifth anniversary of the employee's termination of employment with the Company or related entities. Except as otherwise provided in this Article V, all such Salary Deferral Amount and Bonus Deferral Amount elections shall become irrevocable for the subject calendar year once the calendar year has commenced. An Eligible Employee may change or revoke his Salary Deferral Election under
Section 5.2 and may change or revoke his Bonus Deferral election under Section
5.3 pursuant to such rules as are set by the Committee but in no event may any such election be amended or revoked after the last business day of the calendar year preceding the Plan Year for which the election is made. Only Eligible Employees may file deferral election forms as provided for in this Section 5.4 and Sections 5.2 and 5.3, and Inactive Participants are not eligible to file such forms.

                        ARTICLE VI. PAYMENT OF BENEFITS
                        -------------------------------

        6.1. TIME OF PAYMENT OF DEFERRAL AMOUNTS. On each deferral election form filed by a Participant, such Participant shall specify the Deferral Payment Date on which benefit payments under the Plan are to be made or commence with respect to the Deferral Amount covered by such deferral election. In making such designation, the Participant may designate any January 1, April 1, July 1, or October 1 date of a specified year after the Plan Year as a Deferral Payment Date. Additionally, on such form the Participant may elect that in all events payments shall commence no later than on the first day of the calendar quarter next following the date on which the Eligible Employee terminates employment with the Company and Affiliates. Where an Eligible Employee has made a designation to receive an amount in annual installments, as permitted under
Section 6.2, his "Deferral Payment Date" shall be the date on which the first installment payment is to be paid and on the anniversary thereof in each subsequent years. If for any reason the Eligible Employee fails to make an effective Deferral Payment Date designation, his Deferral Payment Date for the amount that is the subject of the deferral election shall be the first day of the calendar quarter next following the date on which the Eligible Employee terminates employment with the Company and related entities. Except as otherwise provided in this Article VI, all benefit payments under the Plan with respect to Deferral Amounts and Bonus Deferral Amounts shall be made to the Participant on the Deferral Payment Dates as specified in his applicable deferral election forms, as provided in the next preceding sentence (if applicable). Payments with respect to Supplemental Amounts shall be made on the same dates and in the same manner as the Salary Deferral Amounts for the same subject calendar year.

        6.2. FORMS OF PAYMENT OF DEFERRAL AMOUNTS.

             (a) IN GENERAL. On each deferral election form filed by a Participant, such Participant shall specify the form of payment for the amounts attributable to the Deferral Amount covered by such deferral election. In making such designation, the Participant may designate payment in the form of a single lump sum payment or payment in the form of annual installment payments payable for not less than two (2) but no more than fifteen (15) years. Annual installment payments will be paid once a year beginning on the date specified on the applicable deferral election form, as provided in Section 6.1. If for any reason the Participant fails to make an effective designation under this Section 6.2, payment of the amount that is the subject of the deferral election shall be made in the form of a single lump sum payment on the date as specified in
Section 6.1. Except as otherwise provided in this Article VI, all benefit payments under the Plan with respect to a Participant's Salary Deferral Amounts or Bonus Deferral Amounts shall be made to the Participant in the payment forms as specified on his applicable deferral election forms.

             (b) PAYMENT OF DEFERRAL AMOUNTS FOLLOWING TERMINATION OF EMPLOYMENT. Upon a Participant's termination of employment prior to attainment of age 55, the Deferral Amounts shall be paid to such Participant as previously designated; provided, however, that all lump sum or installment payments scheduled for payment after the fifth anniversary of the Participant's termination of employment shall be paid on the first day of the first calendar quarter next following such fifth anniversary.

        6.3. DISTRIBUTION OF ACCOUNTS FOR NEED. Notwithstanding the provisions of Sections 6.1 and 6.2, a Participant shall receive a distribution of his Accounts under the Plan in the event of a financial hardship that is due to an unanticipated emergency beyond the control of the Participant or the Participant's dependents or family. The Committee shall determine such financial hardship in its sole and complete discretion, and any such distribution shall be limited to the amount necessary to meet the emergency.

        6.4. DEATH BENEFITS. If a Participant shall die with a balance credited to his Accounts, such balance shall be paid to his applicable designated Beneficiary or Beneficiaries as provided herein. With respect to all amounts that have not been paid as of the Participant's death, the then-current balance of each such amount payable to a designated Beneficiary shall be paid to the designated Beneficiary under the form of payment as elected for such Beneficiary, as provided for in Section 11.1. In the absence of a designated form of payment to a Beneficiary, the Beneficiary shall be paid in ten (10) annual installments, with the first of such annual installment payments being paid to the designated Beneficiary on the first day of the first calendar quarter next following the death of the Participant, and subsequent installment payments being paid on the anniversaries of such date thereafter. Each Beneficiary of a deceased Participant who is receiving the death benefit payments provided for in this Section 6.4 shall have the amounts to be paid to the Beneficiary credited to a subaccount in the name of the Beneficiary under the deceased Participant's Account, and such subaccount shall be adjusted from time to time as provided in Section 7.2, including, without limitation, adjustments for the crediting of Credited Income thereto. The crediting of such subaccount shall be for bookkeeping purposes and shall not represent a transfer or segregation of assets for the benefit of such Beneficiary, but the Beneficiary may select such Investment Options pursuant to Section 7.2 as if the Beneficiary were a Participant.

        6.5. CONSOLIDATION OF PAYMENTS. In any case where a Participant is receiving more than one benefit payment under Section 6.2 and 6.3 during a Plan Year, the Committee may, in its sole discretion, elect at any time during such Plan Year to consolidate such payments into a lesser number of payments payable on such Plan Year Quarter date as the Committee determines.

        6.6. WITHHOLDING OF TAXES. The Company shall have the right to deduct from all payments made under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments. The Company shall reduce Bonus Deferral Amounts to make payments of any Social Security taxes owed by a Participant attributable to such Bonus Deferral Amounts, provided the Participant has not elected prior to the Plan Year with respect to which such taxes are payable to make payment of such amounts, whether directly or through payroll withholding.

        6.7. MINIMUM DISTRIBUTIONS. If a Participant's employment with the Company has terminated, and if such Participant has elected (or is entitled) to receive distributions from the Plan in an amount (or which is reasonably expected to be an amount) of less than $10,000 annually, the Committee in its sole and exclusive discretion may pay to such Participant, in lieu of such annual amount, the total vested balance in such Participant's Account immediately upon termination. In the alternative, the Committee in its discretion may increase such Participant's annual payments to $10,000 and reduce the total number of payments to be paid in proportion to such increased payment, but may not otherwise accelerate the time of the payments.

        6.8. METHOD OF CALCULATION OF PAYMENTS. For purposes of computing the amount of any distribution to a Participant or a Beneficiary, the balance in such Participant's or Beneficiary's Account (as of the date preceding the payment date) shall be multiplied by a fraction, the numerator of which equals one and the denominator of which equals the number of years that such Participant or Beneficiary has elected to defer payments under this Article less the number of payments such Participant or Beneficiary has previously received pursuant to this Section.

                     ARTICLE VII. ACCOUNTS; CREDITED INCOME
                     --------------------------------------

        7.1. PARTICIPANT ACCOUNTS. The Committee shall maintain, or cause to be maintained, bookkeeping Accounts for each Participant for the purpose of accounting for the Participant's beneficial interest under the Plan. The establishment and maintenance of separate Accounts for each Participant shall not be construed as giving any person an interest in assets of the Company or a right to payment other than as provided hereunder. Benefits hereunder shall constitute an unsecured general obligation of the Company, but the Company has created reserves held in Trust in accordance with the terms thereof.

        7.2. INVESTMENT OPTIONS; CREDITING OF INCOME. The Committee shall credit Accounts with Credited Income at the rate of return generated by one (1) or more of the Investment Options established by the Committee and selected by the Participants. The Committee shall establish separate funds for bookkeeping purposes to measure a hypothetical rate of return over a period designated by the Committee. The Committee may, but need not, provide for such options as are substantially similar (if not identical) to those provided under the Investment Plan. Such Investment Options and the relevant funds shall be established for bookkeeping purposes only and shall not require the establishment of actual corresponding funds by the Committee or the Company. Any establishment, addition or deletion of Investment Options shall be in the sole and absolute discretion of the Committee. The Committee shall promulgate uniform procedures applicable to all Participants for allocating and transferring amounts credited to individual Accounts based on the performances of the various Investment Options, and may, in its sole discretion, establish uniform procedures for Participant direction and election amongst such funds, including the designation of an Investment Option for Participants in the absence of a Participant election. In the absence of an election by a Participant of an Investment Option, the Participant will be deemed to have elected an Investment Option that is or is substantially equivalent to a short-term money market fund.

        7.3. NATURE OF ACCOUNT ENTRIES. The establishment and maintenance of Participants' Accounts shall be merely bookkeeping entries and shall not be construed as giving any person an interest in any specific assets of the Company or of any subsidiary of the Company or Trust or a right to payment or other than as provided hereunder. Benefits hereunder shall constitute an unsecured general obligation of the Company, but the Company has provided for amounts to be held in trust on the Company's behalf under the Trust.

        7.4. VESTING. A Participant shall have a fully vested and nonforfeitable beneficial interest in the balance standing to the credit of his Salary Deferral, Bonus Deferral and Supplemental Accounts as of any relevant date, subject to the conditions and limitations on the payment of amounts credited to such Accounts as provided in the Plan.

        7.5. ACCOUNT STATEMENTS. The Committee shall provide each Participant with a statement of the status of his Accounts under the Plan. The Committee shall provide such statement annually and at such other times as the Committee may determine from time to time, and such statement shall be in the format as presented by the Committee.

                    ARTICLE VIII. ADMINISTRATION OF THE PLAN
                    ----------------------------------------

        8.1. ADMINISTRATION. The Plan shall be administered by a committee of persons appointed by the Board of Directors of the Company; provided, however that such Committee may consist solely of one person. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present, or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. The Committee shall have that authority which is expressly stated in the Plan as vested in the Committee and authority to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan.

        8.2. RULES; CLAIMS FOR BENEFITS. The Committee shall adopt and establish such rules and regulations with respect to the administration of the Plan as it deems necessary and appropriate. In the event that a Participant, a Beneficiary or the Company claims any right hereunder, he may submit such information as he deems necessary or appropriate. The Committee and the claimant shall in good faith attempt to resolve the claim in an expeditious and informal manner. If the Committee and the claimant fail to resolve the claim, a written notice of such failure shall be furnished to the claimant within ninety (90) days after the claim is filed with the Committee. Such notice shall refer, if appropriate, to pertinent provisions of the Plan or the Trust, shall set forth in writing the reasons for denial of the claim and where appropriate shall explain how the claimant can perfect the claim. If the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available. Thereafter, within ninety (90) days after receiving the written notice of the Committee's failure to resolve the claim, the claimant may request in writing, and shall be entitled to one, de novo review meeting with a person or persons appointed by the Company to review the Committee's decisions or findings (the "Reviewer"). The Reviewer shall be independent of the Committee and the Company and not reportable to any member of the Committee. In addition, the Reviewer shall not have received any payment from the Company in the three years prior to his appointment as Reviewer except for those payments to him for services as a Reviewer. The claimant may present reasons why the claim should be allowed. The claimant shall be entitled to be represented by counsel at this review meeting. The claimant may also submit a written statement of his claim and the reason for requesting a review of the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting. The Reviewer shall develop and retain a new administrative record of all relevant information. If the claimant does not request a review meeting within ninety (90) days after receiving written notice of the Committee's failure to resolve the claim, the claimant shall be deemed to have accepted the Committee's written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within such period. A decision on review of the claim by the Reviewer shall be made within sixty (60) days after review, and a written copy of such decision shall be delivered to the claimant and the Committee. If special circumstances require an extension of the ordinary period, the Reviewer shall so notify the claimant. In any event, if a claim is not determined within one hundred twenty (120) days after submission for review, it shall be deemed to be granted. The Reviewer shall have the right to request and receive from a claimant such additional information, documents or other evidence as the Reviewer may reasonably require. To the extent required by law, completion of the claims procedures described in this Article VIII shall be a mandatory precondition that must be complied with prior to the commencement of a legal or equitable action by a person claiming rights under the Plan or the Trust. The Committee and the claimant may by mutual agreement waive the procedures as a mandatory condition to such action. In no event shall the claims procedure set forth in this Article VIII be applied to circumvent or have the effect of modifying either the manner of payment or the time of commencement of payment under the terms of the Plan.

        8.3. FINALITY OF DETERMINATIONS. Except as provided by law, all determinations of the Reviewer to any matter arising under the Plan, including questions of construction and interpretation, shall be binding and conclusive upon all interested parties.

        8.4. INDEMNIFICATION. To the extent permitted by law and the Company's bylaws, the members of the Committee, the Reviewer, and the Trustee, its agents, and the officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or may be reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding.

                              ARTICLE IX. FUNDING
                              -------------------

        9.1. FUNDING. It is intended that the Company is under a contractual obligation to make the payments when due under the Plan or as the Committee or the Reviewer may direct. All amounts paid under the Plan shall be paid in cash first, from Trust assets and then from the general assets of the Company. Benefits hereunder and Credited Income shall also be reflected on the accounting records of the Company, as provided for under the Plan. No Participant shall have any right, title or interest whatsoever in or to any investment reserves, trusts, accounts, or funds that the Company may purchase, establish or accumulate to aid in providing the benefit payments described in the Plan except as provided for under the Trust. Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of unsecured general creditors of the Company. Shortly after the end of each Plan Year the Committee will calculate the total Account Balances of all Participants. If such aggregate balance exceeds the total net assets of the Trust, the Company shall contribute such excess to the Trust. If the Trust's net assets exceed the aggregate balance of the Participants' Accounts, the Committee will credit such excess against any liabilities or other obligations of the Company to the Trust. In that event funds of the Trust are returned to the Company or paid for the benefit of its general creditors, all payment obligations under this Plan shall be due immediately and the Company hereby acknowledges that the obligations hereunder accrued not by reason of the events described in this sentence but by reason of payments that otherwise would have been paid previously, but for this Plan.

                   ARTICLE X. AMENDMENT; TERMINATION; MERGER
                   -----------------------------------------

       10.1. AMENDMENT AND TERMINATION. The Committee may amend, modify, or terminate the Plan at any time but in no event shall any such amendment, modification, or termination result in a reduction in any Participant's Account or postpone the time of payment thereunder as of the time of such amendment, modification, or termination unless the Committee and any Participant, Beneficiary or employee who suffers such a reduction or postponement by reason of such proposed amendment, modification or termination, consents in writing to such amendment, modification or termination, and such consent is filed with the Committee in the calendar year preceding the effective date of the proposed amendment, modification or termination. Notwithstanding the foregoing sentence, the right to terminate the Plan, amend the definition of Eligible Employee, or amend Section 4.2 of the Plan shall be the exclusive right of the Board of Directors. In the event of a termination of the Plan, no further deferral elections may be made under the Plan and amounts which are then payable, or which become payable under the terms of the Plan, shall be paid as scheduled in accordance with the provisions of the Plan.

       10.2. CHANGE OF CONTROL. In the event of a Change of Control of the Company, all benefits hereunder shall become immediately due and payable if the Participant voluntarily or involuntarily terminates employment on or before the second anniversary of such change in control and each Participant shall have the right to receive his benefits hereunder in a single lump sum payment.

       10.3. AUTOMATIC PAYMENT. Notwithstanding anything contained herein to the contrary, if it has been finally determined that funds held pursuant to this Plan and the relevant Trust or Credited Income are includable in the taxable income of a Participant or his Beneficiary, such funds shall be immediately distributed to such Participant or Beneficiary. For purposes of this Section, a final determination shall occur when a decision is determined by the highest court which could otherwise render a decision (or the Participant and the Internal Revenue Service have reached a final agreement) in this regard.

                         ARTICLE XI. GENERAL PROVISIONS
                         ------------------------------

       11.1. BENEFICIARY DESIGNATION. A Participant shall designate a Beneficiary or Beneficiaries who, upon his death, are to receive payments that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing and on a form prescribed by the Committee for such purpose, and any such designation shall only be effective if and when delivered to the Committee during the lifetime of the Participant. On the Beneficiary designation form, the Participant may also designate the form of payment to the designated Beneficiary. Any such designated form of payment must be a form as permitted under the Plan. A Participant may from time to time during his lifetime change a designated Beneficiary or Beneficiaries (or change a designated form of payment to a Beneficiary) by filing a new Beneficiary designation form with the Committee. In the event a designated Beneficiary of a Participant predeceases the Participant, the designation of such Beneficiary shall be void. If a designated Beneficiary dies after the Participant, but before all death benefit payments relating to such Beneficiary have been paid, the remainder of such death benefit payments shall be continued to such Beneficiary's estate, unless the Participant had designated on the applicable Beneficiary designation form a method of payment to a contingent Beneficiary. In the event a Participant shall fail to designate a Beneficiary or Beneficiaries with respect to any death benefit payments, or if for any reason such designation shall be ineffective, in whole or in part, any payment that otherwise would have been paid to such Participant shall be paid to his estate, and in such event, his estate shall be his Beneficiary with respect to such payments.

       11.2. EFFECT ON OTHER PLANS. Deferred Amounts shall not be considered as part of a Participant's compensation for the purpose of any savings or pension plan maintained by the Company, but such amounts shall be taken into account under all other employee benefit plans maintained by the Company in the year in which such amounts would have been payable in the absence of a deferral election; provided, however, that such amounts shall not be taken into account to the extent the inclusion thereof would jeopardize the tax-qualified status of the plan to which they relate.

       11.3. NONTRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner. Subject to Section 11.6 and notwithstanding the foregoing, upon receipt of a copy of a decree from a court of competent jurisdiction which finally declares a Participant's spouse as having property rights to a portion of the amounts credited to such Participant's Accounts, the Committee shall segregate such portion from the Participant's Accounts and hold that portion for the benefit of the spouse. For purposes of crediting Credited Income on and determining the timing of the distribution of such segregated amounts, such segregated amounts shall be treated as if they had remained part of the Participant's Account but subject to such Investment Option elections as are made by the spouse. In receiving payment of such amount, and in designating Beneficiaries, the Spouse shall be treated as if he or she was a Participant; provided that the spouse shall not be entitled to begin receiving payments hereunder before the earliest date that the Participant could have recovered payments under this Plan.

       11.4. PLAN NOT AN EMPLOYMENT CONTRACT. The Plan is not an employment contract. It does not give to any person the right to be continued in employment, and all Eligible Employees and employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.

       11.5. APPLICABLE LAW. The Plan shall be governed and construed in accordance with the laws of the State of Texas, except to the extent such laws are preempted by any applicable Federal law.

       11.6. QUALIFIED DOMESTIC RELATIONS ORDERS. Upon receipt of any court order relating to the benefit payable to a Participant hereunder, the Committee shall (a) notify the Participant and the "alternate payee(s)" of such order and the Plan's procedures for determining the qualified status of such order; and
(b) segregate in a separate account in the Plan the amount payable pursuant to such order. Within 18 months of receipt of such order, the Committee shall determine whether the order is a "qualified domestic relations order" (as defined in Section 414(p)(7) of the Code determined as if the Plan were a qualified plan), pursuant to written administrative procedures identical to those adopted by the Investment Plan in accordance with Section 414(p)(6) and
(7) of the Code. If such order is a qualified domestic relations order determined as if the Plan were a qualified plan, the Committee shall pay the segregated amount to that alternate payee(s) entitled thereto.

                           COMPAQ COMPUTER CORPORATION
               DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN

                                 FIRST AMENDMENT

        Compaq Computer Corporation (the "Company") established the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan, effective January 1, 1985, and as amended and restated effective January 1, 1995 (the "Plan"), and delegated the authority to amend the Plan under Section 10.1 to the Plan Administrative Committee (the "Committee") appointed under Section
8.1 of the Plan. Effective as of January 2, 1998, the Committee does hereby amend the Plan to read as follows:

        1. The following definition shall be inserted after Section 2.1(j) of the Plan as Section 2.1(k), and the remaining definitions shall be renumbered accordingly:

        "(k) 'Common Stock' means common stock of the Company, par value $.01 per share."

        2. The second sentence of Section 9.1 of the Plan is amended in its entirety to read as follows:

              "All amounts paid under the Plan shall be paid in cash, first from Trust assets and then from the general assets of the Company; provided, however, that the Committee may determine, in its discretion, to pay in whole shares of Common Stock the portion of an Account that is deemed to be invested in Common Stock for purposes of Section 7.2."

                                                                    EXHIBIT 5.1



        Compaq Computer Corporation has received a favorable determination letter from the Internal Revenue Service ( the "IRS") concerning the qualification of the Compaq Computer Corporation 401(k) Investment Plan under
Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. HP will submit any future material amendments to the Compaq Computer Corporation 401(k) Investment Plan to the IRS with a request for a favorable determination that the Compaq Computer Corporation 401(k) Investment Plan as amended, continues to so qualify.

                                                                    EXHIBIT 5.2


May 6, 2002

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304


Re: An aggregate of 9,565,000 Shares of Common Stock of Hewlett-Packard Company offered pursuant to the Compaq Computer Corporation 401(k) Investment Plan and the Compaq Computer Corporation Deferred Compensation Savings and Supplemental Savings Plan and obligations pursuant to the Deferred Compensation Savings and Supplemental Savings Plan

Dear Sir or Madam:

         I have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Hewlett-Packard Company (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of an aggregate of 9,565,000 shares of the Company's common stock (the "Shares") pursuant to the terms of the Compaq Computer Corporation 401(k) Investment Plan and the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan (the "Deferred Compensation Plan") (collectively, the "Plans") and the offer and sale of $25,000,000 of deferred compensation obligations (the "Obligations") pursuant to the Deferred Compensation and Supplemental Savings Plan. The Shares and the Obligations are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

         Upon the basis of such examination, I am of the following opinion:

         When issued pursuant to the Plans, the Shares will be duly and validly issued and fully paid and nonassessable. The Obligations to be issued pursuant to the Deferred Compensation Plan are binding obligations, and, when issues in accordance with the provisions of the Deferred Compensation Plan, will be legally issued, fully paid and nonassessable.

         You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement on Form S-8.


                                       Very truly yours,

                                      /s/ Charles N. Charnas
                                      -------------------------
                                      Charles N. Charnas
                                        Assistant Secretary

                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hewlett-Packard Company pertaining to the Compaq Computer Corporation 401(K) Investment Plan and the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan of our report dated November 13, 2001, except for Note 19, as to which the date is December 6, 2001, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company in its Annual Report on Form 10-K/A for the year ended October 31, 2001, filed with the Securities and Exchange Commission.




San Jose, California
May 6, 2002

                                                                   EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the Compaq Computer Corporation 401(K) Investment Plan and the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan (the Registration Statement) of our reports dated January 16, 2002, with respect to the consolidated financial statements and schedule of Compaq Computer Corporation included in Hewlett-Packard Company's Current Report on Form 8-K dated February 14, 2002, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference in the Registration Statement of our report dated May 4, 2001, with respect to the financial statements and schedule of Compaq Computer Corporation 401(K) Investment Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                              Ernst & Young LLP

Houston, Texas
May 6, 2002

                                                                   EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hewlett-Packard Company of our report dated November 23, 1999 relating to the financial statements and financial statement schedule, which appears in the Hewlett-Packard Company's Annual Report on Form 10-K/A for the year ended October 31, 2001.


PricewaterhouseCoopers LLP

San Jose, California
May 6, 2002

                                                                   EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hewlett-Packard Company of our report dated January 25, 2000 relating to the consolidated financial statements of Compaq Computer Corporation for the year ended December 31, 1999, which appears in the Current Report on Form 8-K of Hewlett-Packard Company dated February 14, 2002. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedule of Compaq Computer Corporation for the year ended December 31, 1999, which appears in the Current Report on Form 8-K of Hewlett-Packard Company dated February 14, 2002.





PricewaterhouseCoopers LLP
Houston, Texas
May 6, 2002